UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Viacom Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2005

Dear Stockholder:

              You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Viacom Inc., which will be held at the New York Marriott Marquis, 1535 Broadway (at 46th Street), Broadway Ballroom, 6th Floor, New York, New York at 2:00 p.m., Eastern Daylight Time, on Thursday, May 26, 2005. Holders of Viacom Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2005 Annual Meeting of Stockholders.

              If you hold shares of Class A Common Stock, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be voted at the Annual Meeting. Alternatively, you may vote by telephone or the Internet by following the instructions on the enclosed proxy card, or if you attend the Annual Meeting, you may vote your shares in person.

              National Amusements, Inc., which as of March 31, 2005 beneficially owned shares of Class A Common Stock representing approximately 71% of the voting power of Viacom's common stock, has advised Viacom that it intends to vote all of its shares of Class A Common Stock in favor of each of the matters listed in the attached notice. Therefore, approval of the matters is assured.

              If you plan to attend the Annual Meeting and are a registered holder of Class A Common Stock, you will need to mark the appropriate box on the enclosed proxy card, or so indicate when you vote by telephone or the Internet, and an admission ticket will be sent to you. If you are a registered holder of Class B Common Stock or you hold shares of Class A or Class B Common Stock in a brokerage account and you plan to attend the Annual Meeting, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership, such as your brokerage firm account statement, to Manager, Shareholder Relations, Viacom Inc., 1515 Broadway, 51st Floor, New York, NY 10036-5794.

              If you would like to register to receive the materials relating to the Annual Meeting electronically next year instead of by mail, please go to www.icsdelivery.com/viacom and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company's costs and reduce the amount of paper mailed to your home.

              We appreciate your interest in and support of Viacom and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Chairman of the Board and Chief Executive Officer

VIACOM INC.
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To Viacom Inc. Stockholders:

              The 2005 Annual Meeting of Stockholders of Viacom Inc. (the "Company") will be held at the New York Marriott Marquis, 1535 Broadway (at 46th Street), Broadway Ballroom, 6th Floor, New York, New York at 2:00 p.m., Eastern Daylight Time, on Thursday, May 26, 2005. The principal business of the meeting will be the consideration of the following matters:

    1.
    The election of 12 directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for fiscal year 2005;

    3.
    The approval of the amended and restated Viacom Inc. Senior Executive Short-Term Incentive Plan;

    4.
    The approval of the Viacom Inc. 2005 RSU Plan for Outside Directors; and

    5.
    Such other business as may properly come before the Annual Meeting.

              The close of business on March 31, 2005 has been fixed as the record date for determining the holders of shares of the Company's Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 1515 Broadway, New York, New York.

By order of the Board of Directors,
MICHAEL D. FRICKLAS Secretary

April 15, 2005

VIACOM INC.
2005 PROXY STATEMENT

VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

              A proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company" or "Viacom") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 26, 2005 at 2:00 p.m., Eastern Daylight Time. The close of business on March 31, 2005 is the record date for determining the holders of the Company's Class A Common Stock, par value $0.01 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of Class A Common Stock will receive a proxy card or voting instruction card to vote their shares. Holders of the Company's non-voting Class B Common Stock, par value $0.01 per share, will receive this proxy statement but are not entitled to vote at the Annual Meeting or any adjournment thereof.

              As of March 31, 2005, the Company had outstanding 131,487,536 shares of Class A Common Stock, each of such shares being entitled to one vote, and 1,487,690,760 shares of Class B Common Stock (together with the Class A Common Stock, the "Common Stock"). The Company intends to commence its distribution of this proxy statement and related materials on or about April 19, 2005.

Submission of Proxies

              The persons named in the proxy card (the "proxy holders") have been designated by the Company's Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the holder's instructions, or if no instructions are specified, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

              Holders of Class A Common Stock may submit a proxy in the following ways:

    •
    Complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting; or

    •
    By telephone or the Internet by following the instructions on the proxy card or voting instruction card. Your telephone or Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 25, 2005.

              Shares Held in 401(k) Plans.    Voting instructions relating to shares of Class A Common Stock held in the Company's 401(k) plans must be received no later than 11:59 p.m., Eastern Daylight Time, on May 24, 2005 so that the trustee of the plans (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in 401(k) plans that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the respective plan that are timely voted.

              Voting other than by Proxy.    While the Company encourages holders of Class A Common Stock to vote by proxy, holders of Class A Common Stock (other than shares held in a 401(k) plan) also have the option of voting their shares in person at the Annual Meeting.

Revocation of Proxies

              A proxy may be revoked before the voting deadline by sending written notice to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794, or by submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to ADP Proxy Services, P.O. Box 9162, Farmingdale, NY 11735. Revocations made by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 25, 2005. A holder may also revoke a proxy by voting in person at the Annual Meeting.

              Shares Held in 401(k) Plans.    Voting instructions relating to shares of Class A Common Stock held in the Company's 401(k) plans may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 24, 2005 by sending written notice to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794, or by submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to ADP Proxy Services, P.O. Box 9162, Farmingdale, NY 11735.

Quorum

              Under the Company's Amended and Restated By-laws, the holders of a majority of the aggregate voting power of the Class A Common Stock outstanding on the record date, present in person or by proxy at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Approval of the Matters to Be Considered at the Annual Meeting

              The Board of Directors recommends a vote FOR each of the following matters:

    1.
    The election of each of the 12 nominated directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for fiscal year 2005;

    3.
    The approval of the amended and restated Viacom Inc. Senior Executive Short-Term Incentive Plan; and

    4.
    The approval of the Viacom Inc. 2005 RSU Plan for Outside Directors.

              The affirmative vote of the holders of a majority of the aggregate voting power of Class A Common Stock present in person or by proxy at the Annual Meeting is required to approve each of the matters set forth above. A broker non-vote (as described below) will have no effect on such matters. An abstention with respect to any matter will have the effect of a vote against such matter.

              Beneficial holders of Class A Common Stock hold their shares in "street name" through a broker or other nominee. Under the rules of the New York Stock Exchange, the broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur.

              As of March 31, 2005, National Amusements, Inc. beneficially owned through its wholly-owned subsidiary, NAIRI, Inc., approximately 71% of the outstanding Class A Common Stock and approximately 12% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Chairman and Chief Executive Officer of the Company. National Amusements has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of each of the matters listed above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

              The Company will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the related materials. The Company will furnish copies of these materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners.

              The Company has retained IVS Associates, Inc. to tabulate the votes and serve as the independent inspector of election for the Annual Meeting.

Mailing Address

              The Company's mailing address is 1515 Broadway, New York, NY 10036-5794.

CORPORATE GOVERNANCE

              Viacom's corporate governance practices are established and monitored by its Board of Directors. The Board, with assistance from its Nominating and Governance Committee, regularly assesses Viacom's governance practices in light of legal requirements and governance best practices. In several areas, Viacom's practices go beyond the requirements of the New York Stock Exchange corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (which is a company of which more than 50% of the voting power is held by an individual or another company), Viacom has a majority of independent directors on its Board and has an independent Compensation Committee and an independent Nominating and Governance Committee, none of which is required for controlled companies under the NYSE listing standards.

              Viacom's principal governance documents are as follows:

    •
    Corporate Governance Guidelines

    •
    Board Committee Charters:
    •
    Audit Committee Charter
    •
    Compensation Committee Charter
    •
    Nominating and Governance Committee Charter
    •
    Strategic Planning Committee Charter

    •
    Business Conduct Statement

    •
    Supplemental Code of Ethics for Senior Financial Officers

              These documents are available in the "corporate governance" section of Viacom's corporate website at www.viacom.com, and copies of these documents may also be requested by writing to Investor Relations, Viacom Inc., 1515 Broadway, New York, NY 10036-5794. The Company encourages its stockholders to read these documents, as we believe they illustrate Viacom's commitment to good governance practices. Certain key provisions of these documents are summarized below.

Corporate Governance Guidelines

              Viacom's Corporate Governance Guidelines (the "Guidelines") set forth the Company's corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications, and the roles of the Board Committees. The Guidelines are assessed annually and are updated as needed. The Guidelines provide, among other things, that:

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    a majority of the members of the Board of Directors must be independent as determined under the NYSE listing standards and the standards set forth in the Guidelines;

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    all of the members of the Audit, Compensation and Nominating and Governance Committees must be independent and a majority of the members of the Strategic Planning Committee must be independent;

    •
    separate executive sessions of the non-management directors and independent directors be held a minimum number of times each year;

    •
    the number of other boards of directors on which Viacom directors may serve is limited;

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    director compensation be established in light of the policies set forth in the Guidelines and that directors are expected to meet stock ownership guidelines;

    •
    the non-management directors play an active role in succession planning, including the evaluation of the CEO and Co-COOs; and

    •
    the Board hold an annual self-evaluation to assess its effectiveness.

Board Committee Charters

              Each Board Committee operates under a written charter that has been adopted by the Board. The Company has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Strategic Planning Committee. The Committee charters set forth the purpose, objectives and responsibilities of each Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed annually and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under "Viacom's Board of Directors—Board Committees."

Business Conduct Statement

              Viacom's Business Conduct Statement (BCS) sets forth the Company's standards for ethical conduct that are expected of all directors and employees of the Company and its subsidiaries. The BCS has been distributed to Viacom's directors and employees worldwide and has been translated into 19 languages. As part of the Company's compliance and ethics program, directors and employees are required to certify as to compliance with the BCS and must disclose any potential conflicts of interest on an on-going basis. The Company has also implemented electronic training programs on the BCS. The BCS addresses, among other things, topics such as:

    •
    Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

    •
    Conflicts of interest, including the disclosure of potential conflicts to the Company;

    •
    Confidentiality, insider information and trading, and fair disclosure;

    •
    Financial accounting and improper payments;

    •
    Viacom's commitment to being an equal opportunity employer and to providing a bias-free and harassment-free workplace environment;

    •
    Fair dealing and relations with competitors, customers and suppliers;

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    Health, safety and the environment; and

    •
    Political contributions and payments.

              The BCS also provides numerous avenues for employees to report violations of the BCS or any matters of concern anonymously or with attribution to the appropriate officers of the Company and/or the Audit Committee. These avenues include telephone hotlines (in the United States and for 28 international locations), email contacts and reporting through various internal websites at Viacom and its subsidiaries. The BCS makes clear that retaliation against an employee for a report made in good faith will not be tolerated.

              Waivers of the BCS for the Company's executive officers or directors will be disclosed on the Company's website at www.viacom.com or by Form 8-K filed with the Securities and Exchange Commission (SEC).

Supplemental Code of Ethics for Senior Financial Officers

              The Supplemental Code of Ethics is applicable to the Company's Chief Executive Officer, Co-Presidents and Co-Chief Operating Officers, Chief Financial Officer and Chief Accounting Officer. The Supplemental Code of Ethics addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in Viacom's filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on the Company's website at www.viacom.com or by Form 8-K filed with the SEC. Other than the waiver of conflict of interest in connection with the Company's agreement with National Amusements and NAIRI under which they participate in the Company's stock purchase program (see "Related Party Transactions" for more information), no waivers of the BCS or Supplemental Code of Ethics for Senior Financial Officers have been granted. The National Amusements/NAIRI waiver is posted on the Company's website.

VIACOM'S BOARD OF DIRECTORS

              The Company's Board of Directors is currently comprised of 14 members: George S. Abrams, David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Philippe P. Dauman, Alan C. Greenberg, Jan Leschly, Charles E. Phillips, Jr., Shari Redstone, Sumner M. Redstone (Chairman), Frederic V. Salerno, William Schwartz, Patty Stonesifer and Robert D. Walter. As previously announced by the Company, directors Jan Leschly and Patty Stonesifer have decided not to stand for re-election at the Annual Meeting. They will remain on the Board until the Annual Meeting, at which time the size of the Board will be reduced to 12 members.

              During 2004, the Board of Directors held 12 meetings and acted by unanimous written consent six times. Every director attended at least 75% of the meetings of the Board and Committees on which such director serves. In addition to Board and Committee meetings, all directors are expected to attend the Annual Meeting, and all directors standing for election in 2004 were present at the 2004 Annual Meeting of Stockholders.

Director Independence

              The Company's Corporate Governance Guidelines provide that a majority of the Company's directors must be independent of the Company, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with the Company. The Company's Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with the Company. Generally under these categorical standards, the following relationships are deemed not to be material:

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    the types of relationships identified by the NYSE listing standard's bright-line tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

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    a relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, less than $100,000 in direct compensation from Viacom during any twelve-month period within the last three years; and

    •
    a relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

    •
    a company that made payments to or received payments from Viacom for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

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    a company which is either indebted to or a creditor of the Company in an amount that is less than 1% of such company's total consolidated assets; and

    •
    a tax-exempt organization that received contributions from the Company in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

              For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

              In March 2005, the Board reviewed the independence of the directors nominated for election at the Annual Meeting to determine which director nominees meet these independence standards. As a result of this review, the Board determined that seven of the 12 director nominees are independent. The independent director nominees are directors Califano, Cohen, Greenberg, Phillips, Salerno, Schwartz and Walter.

Board Committees

              The following chart sets forth the current membership of each Board Committee and the number of meetings held during 2004. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members	Number of Meetings
Audit Committee	Frederic V. Salerno, Chair Joseph A. Califano, Jr. Charles E. Phillips, Jr. Patty Stonesifer*	11
Compensation Committee	Robert D. Walter, Chair Jan Leschly* Frederic V. Salerno William Schwartz	8
Nominating and Governance Committee(1)	Frederic V. Salerno, Chair Joseph A. Califano, Jr. Jan Leschly* William Schwartz	9
Strategic Planning Committee (formed December 2004)	Philippe P. Dauman, Chair Jan Leschly* Charles E. Phillips, Jr. Shari Redstone Robert D. Walter	1

    *
    Not standing for re-election.
    (1)
    The combined Nominating and Governance Committee was formed in December 2004. Prior to that time, the Corporate Governance Committee had held 6 meetings and the Nominating Committee had held 2 meetings.

              Information about the Committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

              The Audit Committee Charter provides that the committee will be comprised of at least three independent directors and one audit committee financial expert, and that all Audit Committee members be financially literate. The Committee holds at least six regular meetings each year, and it regularly meets separately at these meetings with the independent auditor, the Company's General Counsel, its Vice President of Internal Audit and other members of the Company's senior management. The Committee is responsible for the following, among other things:

    •
    the appointment, compensation, retention and oversight of the Company's independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

    •
    reviewing the Company's financial statements and related disclosures, including with respect to internal control over financial reporting;

    •
    oversight of the Company's internal audit function; and

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    oversight of the Company's compliance with legal and regulatory requirements.

              For additional information on the Committee's role and its oversight of the independent auditor during 2004, see "Report of the Audit Committee."

              Audit Committee Financial Experts.    The Board of Directors has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that of the members of the Audit Committee that are standing for re-election, directors Phillips and Salerno qualify as "audit committee financial experts," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), both of whom are independent directors.

              Service on the Audit Committees of Other Public Companies.    The Company does not restrict the number of other audit committees on which members of its Audit Committee may serve. Mr. Salerno, the Chair of the Audit Committee, currently serves on the audit committees of more than three other public companies. The Board has determined that Mr. Salerno's service on the audit committees of such other companies does not impair his ability to effectively serve on the Audit Committee or as Chair of that committee, particularly given his experience as the former chief financial officer of a major public company and the fact that he is retired from full-time employment.

Compensation Committee

              The Compensation Committee Charter provides that the committee will be comprised of at least three independent directors and that the directors must also be "outside directors" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee holds at least four regular meetings each year and is responsible for the following, among other things:

    •
    establishing and regularly reviewing the Company's general compensation philosophy, strategy and principles;

    •
    reviewing and approving the total compensation packages for the Chairman and Chief Executive Officer, the Co-Presidents and Co-Chief Operating Officers, the Company's other executive officers, the operating managers who report directly to the Chief Executive

      Officer or the Co-Presidents and Co-Chief Operating Officers, and any other persons among the Company's 25 most highly compensated executives (other than "talent" (as such term is commonly used in the media or entertainment industries)); and

    •
    overseeing the administration of the Company's annual bonus compensation plans (including the plan for those executives subject to Section 162(m)), its equity compensation plans and its benefit plans.

              For additional information on the Committee's role, see "Report of the Compensation Committee on Executive Compensation."

Nominating and Governance Committee

              The Nominating and Governance Committee was formed in December 2004, when the Board dissolved the Company's Nominating Committee and assigned its responsibilities to the Corporate Governance Committee and renamed the committee. The primary purpose of this change to the Company's committee structure was to create a Nominating and Governance Committee comprised solely of independent directors.

              The Nominating and Governance Committee's Charter provides that the committee will be comprised of at least three independent directors. The Committee holds at least three regular meetings each year and is responsible for the following, among other things:

    •
    identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

    •
    overseeing all aspects of the Company's corporate governance initiatives, including regular assessments of its principal governance documents;

    •
    establishing criteria for the annual self-evaluations of the Board and its Committees;

    •
    making recommendations to the Board on director compensation matters; and

    •
    monitoring developments in the law and practice of corporate governance.

              The members of the Nominating and Governance Committee also chair the executive sessions of non-management and independent directors on a rotating basis.

              2005 Director Nomination Process.    In connection with the 2005 director nomination process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its charter and the Company's Corporate Governance Guidelines. The Committee also considered input received from directors on Board member qualifications and Board composition. After taking into consideration that Mr. Leschly and Ms. Stonesifer were not standing for re-election, the Committee determined to recommend to the Board that all other current members of the Board be invited to stand for re-election at the Annual Meeting.

              The Nominating and Governance Committee has retained a search firm to assist its efforts to identify potential candidates for future membership on the Board. This search firm has discussed with the Committee the desired background and qualifications of the Company's director candidates and matters relating to the composition, size and functioning of the Board, and has and will continue to work with the Committee to identify potential candidates meeting those requirements. This search firm did not play a role in the nomination process for any of the 2005 director nominees.

              Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by the stockholders of the Company. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794. The Company's Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Viacom directors should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of Viacom's stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in the Company's Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. All director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Strategic Planning Committee

              The Strategic Planning Committee was formed in December 2004. The Strategic Planning Committee's Charter provides that the committee will be comprised of at least three directors and that a majority of the Committee's members be independent. The Committee holds at least two regular meetings each year and is responsible for the following, among other things:

    •
    assisting the Board in its oversight of the Company's strategic planning, including advising management on the strategic planning process and monitoring the Company's progress towards achieving its strategic plans; and

    •
    making recommendations to the Board with respect to proposed changes to the Company's asset mix or capital structure.

Ad Hoc Committee

              In addition to the Board's standing committees, in 2004 the Board established an Ad Hoc Committee on Electronic Games to consider any proposed transactions or business arrangements between the Company and its subsidiaries and Midway Games, Inc. ("Midway"), a company in which Sumner Redstone, Chairman and Chief Executive Officer of Viacom, acquired a controlling interest in 2004. The Ad Hoc Committee is comprised of three independent directors who are also disinterested with respect to matters relating to Midway.

Communications with Directors

              Stockholders and other parties interested in contacting Viacom's non-management directors may send an email to: nonmanagementdirectors@viacom.com or write to Non-Management Directors, Viacom Inc., 1515 Broadway, 52nd Floor, New York, NY 10036-5794. The non-management directors' contact information is also available on Viacom's website at www.viacom.com. The non-management directors have approved the process for handling communications received in this manner.

              Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

DIRECTOR COMPENSATION

              Directors of the Company who are not officers or employees of the Company or National Amusements or any of their respective subsidiaries, or members of the immediate family of any such person (the "Outside Directors"), are entitled to receive compensation for their service on the Board and are eligible to participate in certain director plans, as described below. Messrs. Abrams, Andelman, Califano, Cohen, Dauman, Greenberg, Leschly, Phillips, Salerno, Schwartz and Walter and Ms. Stonesifer were Outside Directors in 2004. Mr. Redstone and Ms. Redstone are not compensated for serving on the Board and are not eligible to participate in any director plans.

Cash Compensation

              In 2004, except as set forth below, the cash compensation for the Outside Directors was as follows:

    •
    a $60,000 annual retainer, paid quarterly in advance;

    •
    a per meeting attendance fee of $2,000 for each Board meeting;

    •
    a per meeting attendance fee of $2,000 for each meeting of the Audit Committee and $1,500 for each meeting of the Compensation, Corporate Governance and Nominating Committees; and

    •
    a $20,000 annual retainer for the Chair of the Audit Committee and a $15,000 annual retainer for the Chairs of the Compensation, Corporate Governance and Nominating Committees, each paid quarterly in advance.

              In December 2004, the Board approved changes to the cash compensation for members of its Compensation Committee and set the compensation for the Strategic Planning Committee and Ad Hoc Committee. As a result of these changes, which became effective in December 2004, Outside Directors now receive the following fees in connection with Committee service:

    •
    a per meeting attendance fee of $2,000 for each meeting of the Audit, Compensation, Strategic Planning and Ad Hoc Committees and $1,500 for each meeting of the Nominating and Governance Committee; and

    •
    a $20,000 annual retainer for the Chair of the Audit, Compensation, Strategic Planning and Ad Hoc Committees and a $15,000 annual retainer for the Chair of the Nominating and Governance Committee, each paid quarterly in advance.

              The annual Board retainer and Board meeting attendance fees remain unchanged.

Equity Compensation

              Under the Viacom Inc. 2000 Stock Option Plan for Outside Directors, Outside Directors automatically receive the following:

    •
    an initial grant of 10,000 stock options to purchase shares of Class B Common Stock on the date the director joins the Board, which options vest one year from the date of grant; and

    •
    an annual grant of 4,000 stock options to purchase shares of Class B Common Stock on January 31 of each year, which options vest in three equal annual installments, on the first, second and third anniversaries of the date of grant.

The exercise price for the stock option grants made under the plan is the closing price of Viacom's Class B Common Stock on the New York Stock Exchange (NYSE) on the date of grant, or if such day is not a business day, the next preceding business day. On January 31, 2004, each of directors Abrams, Andelman, Califano, Cohen, Dauman, Greenberg, Leschly, Salerno, Schwartz, Stonesifer and Walter received the annual grant of 4,000 stock options to purchase shares of Class B Common Stock. The stock options have an exercise price of $40.30, which was the closing price of the Company's Class B Common Stock on the NYSE on January 30, 2004. On October 13, 2004, the date Mr. Phillips joined the Board, he received the initial grant of 10,000 stock options to purchase shares of Class B Common Stock. The stock options have an exercise price of $34.33, which was the closing price of the Company's Class B Common Stock on the NYSE on October 13, 2004.

              At the Annual Meeting, stockholders of Class A Common Stock will vote on the approval of the Viacom Inc. 2005 RSU Plan for Outside Directors which, if approved, will change the Company's director compensation such that Outside Directors will also receive the following:

    •
    an initial grant of restricted share units (RSUs) on the date stockholder approval of the plan is received equal to $55,000 in value, based on the closing price of the Class B Common Stock on the NYSE on such date, which RSUs vest one year from the date of grant; and

    •
    an annual grant of RSUs on January 31st of each year equal to $55,000 in value, based on the closing price of the Class B Common Stock on the NYSE on the date of grant, which RSUs vest one year from the date of grant.

              RSUs will be payable to Outside Directors in shares of Class B Common Stock upon vesting unless the Outside Director elects to defer settlement of the RSUs to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including deferred RSUs) in accordance with the plan until the RSUs are settled, at which time the dividend equivalents are payable in shares of Class B Common Stock, with fractional shares paid in cash. The change to director compensation will be effective upon receipt of stockholder approval of the plan at the Annual Meeting. See "Item 4—Approval of the Viacom Inc. 2005 RSU Plan for Outside Directors" for more information.

Deferred Compensation Plan

              Under the Company's unfunded Deferred Compensation Plan for Non-Employee Directors, Outside Directors may elect to defer their Board and Committee retainer and meeting fees for the upcoming calendar year. Directors Abrams, Andelman, Califano, Cohen, Leschly, Phillips, Salerno, Schwartz, Stonesifer and Walter elected to defer receipt of their 2004 fees pursuant to the plan. Under the plan, deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in an as equal as possible number of shares of Class A Common Stock and Class B Common Stock, calculated based on the closing market prices on the first day of the next calendar quarter. The table below sets forth the Class A Common Stock units and Class B Common Stock units credited during 2004 to stock unit accounts of participating directors.

Outside Director	Class A Common Stock Units	Class B Common Stock Units
George S. Abrams	1,198	1,211
David R. Andelman	1,005	1,016
Joseph A. Califano, Jr.	1,117	1,128
William S. Cohen	1,057	1,068
Jan Leschly	1,340	1,353
Charles E. Phillips, Jr.(1)	0	0
Frederic V. Salerno(2)	7,446	7,451
William Schwartz	1,583	1,599
Patty Stonesifer	1,332	1,345
Robert D. Walter	1,412	1,426

(1)
Mr. Phillips joined the Board in October 2004; therefore, no common stock units were credited during 2004.

(2)
Includes common stock units received in connection with the distribution of accrued retirement benefits under the terminated Retirement Income Plan for Non-Employee Directors. See "Retirement Income Plan for Non-Employee Directors" below for more information.

              Under the plan in effect in 2004, upon a director's retirement from the Board, the amounts deferred under the plan are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of 90 days after the director leaves the Board or in January of the following year. The value of a stock unit account is determined by reference to the average of the closing market prices of the Class A Common Stock and Class B Common Stock on the NYSE during the four-week period ending five days prior to the payment date. Amounts paid in installments accrue interest until the final installment is paid.

              In December 2004, the Board authorized the creation of a new Deferred Compensation Plan for Outside Directors, to be effective January 1, 2005, to comply with the new requirements of Internal Revenue Code Section 409A set forth in the American Jobs Creation Act of 2004 and any additional guidance issued. The new plan will be substantially the same as the Deferred Compensation Plan for Non-Employee Directors in effect prior to 2005, modified to comply with the requirements of Section 409A.

Other

              Director Attendance at Certain Events.    Because Viacom believes it is in the Company's best interest for directors to participate in certain Company events and meet with management, customers, talent and others important to Viacom, the Board has established a policy on director attendance at events. Under the policy, directors are allocated tickets without charge to attend specific events that have been designated as having a business purpose. In addition, travel expenses to such events are reimbursed by the Company in accordance with its normal travel policies. The cost of tickets and travel to any events other than the designated events will be at the director's expense. The Nominating and Governance Committee is responsible for monitoring the implementation of the policy.

              Retirement Income Plan for Non-Employee Directors.    During 2003, the Company terminated the accrual of benefits under its Retirement Income Plan for Non-Employee Directors. In connection with the termination of the plan, participants then serving on the Board received their accrued retirement benefits as follows: directors age 70 and older as of October 14, 2003 received the net present value of their retirement benefit in a lump sum payment in cash, and directors under age 70 as of October 14, 2003 received the net present value of their retirement benefit as a credit to their deferred compensation accounts under the deferred compensation plan. Accordingly, a cash payment to each of directors Abrams and Schwartz of $684,467 was made in January 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth as of January 31, 2005, unless otherwise indicated, information concerning the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) the current directors and executive officers of the Company as a group. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by the Company to beneficially own 5% or more of the Company's Class A Common Stock. As of January 31, 2005, there were 131,502,564 shares of Viacom Class A Common Stock outstanding and 1,509,115,879 shares of Viacom Class B Common Stock outstanding.

Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares	Option Shares(1)	Percent of Class
George S. Abrams	Class A Common Class B Common	19,370(2) 42,932(2)	— 28,333	* *
David R. Andelman	Class A Common Class B Common	3,570(2) 3,596(2)	— 20,333	* *
Richard J. Bressler	Class A Common Class B Common	— 186(3)	— 1,500,000	— *
Joseph A. Califano, Jr.	Class A Common Class B Common	1,985(2) 7,883(2)(4)	— 11,333	* *
William S. Cohen	Class A Common Class B Common	1,605(2) 1,623(2)	— 11,333	* *
Philippe P. Dauman	Class A Common Class B Common	— 5,000	— 23,333	— *
Thomas E. Freston	Class A Common Class B Common	74(3)(4) 838(3)(4)	— 3,297,000	* *
Michael D. Fricklas	Class A Common Class B Common	46(3) 1,406(3)	— 592,500	* *
Alan C. Greenberg	Class A Common Class B Common	— 22,643	— 11,333	— *
Jan Leschly	Class A Common Class B Common	4,684(2) 56,408(2)	— 27,745	* *
Leslie Moonves	Class A Common Class B Common	— 41,110(3)(4)	— 4,422,122	* *
Charles E. Phillips, Jr.	Class A Common Class B Common	283(2) 288(2)	— —	* *
Shari Redstone	Class A Common Class B Common	—(5) 3,000(6)(5)	— —	— *
Sumner M. Redstone	Class A Common Class B Common	93,658,908(7) 98,016,075(7)	— 10,721,000	71.2 6.5	% %

Frederic V. Salerno	Class A Common Class B Common	13,338(2) 23,376(2)	— 16,333	* *
William Schwartz	Class A Common Class B Common	20,247(2) 20,561(2)	— 28,333	* *
Patty Stonesifer	Class A Common Class B Common	4,844(2) 10,238(2)	— 24,238	* *
Robert D. Walter	Class A Common Class B Common	4,672(2) 83,661(2)(8)	— 34,855	* *
Current directors and executive officers as a group, other than the interests of Mr. Redstone (22 persons)	Class A Common Class B Common	76,039(2)(4) 334,335(2)(6)	— 11,548,124	* *
NAIRI, Inc./National Amusements, Inc. 200 Elm Street Dedham, MA 02026	Class A Common Class B Common	93,658,828(9) 98,005,531(9)	— —	71.2 6.5	% %
Mario J. Gabelli Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435	Class A Common	8,953,368(10)	—	6.8%

*
Represents less than 1% of the outstanding shares of the class.

(1)
Reflects shares subject to options to purchase such shares which were unexercised but exercisable within a period of 60 days. The above amounts do not reflect options for which vesting was accelerated in March 2005. See "Executive Compensation—Aggregated Option Exercises in Fiscal 2004 and Value of Options at December 31, 2004" for more information. These shares are excluded from the column headed "Number of Equity Shares."

(2)
Includes the following Viacom Class A Common Stock units and Class B Common Stock units credited pursuant to the Company's deferred compensation plan for outside directors: Abrams, 19,370 Class A and 19,732 Class B; Andelman, 3,570 Class A and 3,596 Class B; Califano, 1,985 Class A and 2,003 Class B; Cohen, 1,605 Class A and 1,623 Class B; Leschly, 4,684 Class A and 4,718 Class B; Phillips, 283 Class A and 288 Class B; Salerno, 13,338 Class A and 13,376 Class B; Schwartz, 20,247 Class A and 20,561 Class B; Stonesifer, 4,844 Class A and 4,873 Class B and Walter, 4,672 Class A and 4,706 Class B. Pursuant to the plan, the common stock units are payable in cash following termination of service as a director.

(3)
Includes shares held through the Viacom 401(k) plan.

(4)
The following shares which are included in the security ownership table for the indicated director or officer are owned by family members: Califano, 1,855 shares of Viacom Class B

  Common Stock, as to which he disclaims beneficial ownership; Freston, 65 shares of Viacom Class B Common Stock, as to which he disclaims beneficial ownership; and Moonves, 16 shares of Viacom Class B Common Stock, as to which he disclaims beneficial ownership.

(5)
Shari Redstone is a stockholder of National Amusements and has a significant indirect beneficial interest in the Company shares owned by National Amusements.

(6)
Includes 3,000 shares of Viacom Class B Common Stock held in trusts for the benefit of Ms. Redstone's children for which she is a co-trustee.

(7)
Except for 80 shares of Class A Common Stock and 10,080 shares of Class B Common Stock owned directly by Mr. Redstone, 264 shares of Class B Common Stock held by Mr. Redstone through the Viacom 401(k) plan, and 200 shares of Class B Common Stock held by Mr. Redstone's wife, all shares are owned beneficially by National Amusements. Mr. Redstone can be reached at the address set forth on the above table for National Amusements.

(8)
Includes the following securities equivalent to Viacom Class B Common Stock credited pursuant to the CBS deferred compensation plan and advisory director's plan: Walter, 113 common stock equivalents and 3,278 common stock units. Pursuant to the plan, the common stock equivalents are payable in shares of Class B Common Stock following termination of service as a director and the common stock units are payable in shares of Class B Common Stock or cash, or a combination thereof following termination of service as a director.

(9)
Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares.

(10)
This information is based on a Form 13F filed with the SEC by Gabelli Asset Managment Inc. et. al. for the period ended December 31, 2004. The Form 13F reported that Gabelli entities have investment discretion and/or voting power with respect to substantially all of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2004 its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. During 2001, due to a Company administrative error, Jan Leschly inadvertently underreported on a Form 4 the number of shares of Viacom Class B Common Stock he acquired in connection with the Viacom/Infinity merger. An amendment to the Form 4 reporting the additional shares of Class B Common Stock for Mr. Leschly was filed on June 10, 2004 promptly upon discovery of the error.

RELATED PARTY TRANSACTIONS

              National Amusements, the Company's controlling stockholder, licenses films in the ordinary course of its business for its motion picture theaters from all major studios, including Paramount Pictures, a division of the Company. In 2004, payments by National Amusements to Paramount Pictures for film licenses amounted to approximately $11.2 million. National Amusements licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between National Amusements and Paramount Pictures were no more or less favorable to Paramount Pictures than licenses between unaffiliated companies and National Amusements. The Company expects to continue to license Paramount Pictures films to National Amusements on similar terms in the future. In addition, National Amusements and Paramount Pictures have co-op advertising arrangements pursuant to which, in 2004, Paramount paid National Amusements approximately $836,000. Various Viacom divisions also engage in other transactions with National Amusements (e.g., purchase of movie tickets, various promotional activities) from time to time, none of which the Company believes are material, individually or in the aggregate.

              On October 28, 2004, the Company entered into an agreement (the "NAIRI Agreement") with National Amusements and NAIRI pursuant to which the Company agreed to buy, and National Amusements and NAIRI agreed to sell, a number of shares of Viacom Class B Common Stock each month such that the ownership percentage of Viacom Class A Common Stock and Class B Common Stock (considered as a single class) held by National Amusements and/or NAIRI would not increase as a result of purchases of shares of Viacom Common Stock under the Company's $8.0 billion stock purchase program announced in October 2004. In 2004, Viacom recorded the purchase of 6.3 million shares of Class B Common Stock from NAIRI for approximately $226.6 million, which purchases have continued in 2005. The purchase price is determined on a monthly basis based on the volume-weighted average trading prices for the Class B Common Stock as reported by Bloomberg for trades permitted under Rule 10b-18 of the Exchange Act on days on which the Company purchased Viacom Common Stock in the open market under the Company's stock purchase program. A copy of the NAIRI Agreement was filed with the SEC as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004.

              Mr. Redstone and National Amusements own an aggregate of approximately 79% of the common stock of Midway Games Inc. ("Midway") as of March 23, 2005. Midway places advertisements on various of the Company's cable networks from time to time, which in 2004, amounted to approximately $5.5 million. In addition, Paramount Pictures and Midway have announced agreements for Paramount to acquire the film rights for certain Midway video games. No amounts were paid with respect to these agreements in 2004. Blockbuster also engaged in transactions with Midway prior to its split-off from the Company in October 2004. These transactions related to purchases of home video games and amounted to approximately $6.8 million in 2004. The Company believes that the volume and terms of these transactions were no more or less favorable to the various Viacom subsidiaries than they would have obtained from unrelated parties.

              Mr. Redstone and National Amusements also own an aggregate of approximately 23% of the common stock of WMS Industries ("WMS") as of March 30, 2005. CBS and Paramount have licensed to WMS the right to use certain brands for slot machines that WMS produces. In 2004, WMS paid CBS and Paramount an aggregate of approximately $2.8 million in connection with these agreements. The Company believes that the terms of the licensing arrangements were no more or less favorable to CBS or Paramount than they would have obtained from unrelated parties. CBS and Paramount may continue to enter into licensing agreements with WMS in the future.

              National Amusements and AMC Entertainment, Inc., which also operates movie theater chains, entered into a joint venture agreement on February 29, 2000 with Hollywood Media Corp. (formerly Hollywood.com) to form MovieTickets.com, Inc. National Amusements owns approximately 26.2% of MovieTickets.com. Shari Redstone, a director of the Company, is President and a director of National Amusements and is Co-Chairman and Co-Chief Operating Officer of MovieTickets.com. The Company acquired a 5% interest in MovieTickets.com in exchange for $25 million of advertising during the five-year period beginning August 2000, and currently owns a 4.1% interest in MovieTickets.com. The Company provided $3.6 million of this advertising time in 2004. In addition, the Company has a 4.8% interest in MovieTickets.com through Famous Players, the Company's Canadian theater chain. MovieTickets.com places advertising from time to time with various subsidiaries of the Company. In 2004, sales of advertising time to MovieTickets.com amounted to approximately $2.8 million. In addition, Paramount pays MovieTickets.com service charges in connection with movie tickets purchased through MovieTickets.com. These service charges amounted to approximately $102,000 in 2004. The Company believes that the terms of these transactions are no more or less favorable to the Company and the various subsidiaries than they would have obtained from unrelated parties.

              George S. Abrams, a director of the Company and National Amusements, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company. During 2004, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

              Alan C. Greenberg is Chairman of the Executive Committee of The Bear Stearns Companies Inc. Bear Stearns administers the Company's stock repurchase program and served as co-dealer manager for the Company's split-off of Blockbuster, which was completed in October 2004. Bear Stearns is expected to continue to perform certain broker services for the Company and may provide investment banking services from time to time.

              The National Center on Alcohol and Substance Abuse at Columbia University ("CASA"), of which Joseph A. Califano, Jr. is Chairman and President, sponsors an annual "Family Day" event, the purpose of which is to encourage families to eat dinner together. In 2004, certain Viacom subsidiaries supported the cause by airing public service announcements (PSAs) that promote Family Day. In addition, in 2003, Viacom cable networks TV Land and Nick at Nite independently created "Family Table" in support of the same cause. It is anticipated that TV Land and Nick at Nite, as well as other Viacom divisions, will partner with CASA from time to time to promote Family Table and Family Day.

              From time to time Shari Redstone uses the Company aircraft for Viacom business matters.

              Robert Roskin, the son of William A. Roskin, Executive Vice President, Human Resources and Administration, is an employee in the Information Technology department at MTV Networks, a division of the Company. His compensation in 2004 was approximately $75,000 and is comparable to other MTV Networks employees at a similar level.

              In addition, Kim Korff, the daughter of Shari Redstone, began working as a sales planner at CBS in September 2004. Her compensation does not exceed $60,000 annually.

              In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") providing that GAMCO would manage certain assets in the Viacom Pension Plan. In 2004, the Company paid GAMCO approximately $324,000 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company believes that the terms of the agreement with GAMCO are no more or less favorable to the Company than it could have obtained from an unaffiliated party. According to a

Form 13F for the period ended December 31, 2004 filed with the SEC by entities that are affiliated with GAMCO, such entities own 8,953,368 shares of the Company's Class A Common Stock, or approximately 6.8% of the outstanding shares of the class.

              For information regarding related party transactions involving directors Salerno and Schwartz, see "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

ITEM 1—ELECTION OF DIRECTORS

              The election of 12 directors is proposed by the Board of Directors, each director to hold office, in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, for a term of one year and until his or her successor is duly elected and qualified. Other than Charles E. Phillips, Jr., who was elected to the Board in October 2004 to fill the vacancy created by David T. McLaughlin's death, all of the director nominees are current members of the Company's Board of Directors who were elected at the Company's 2004 Annual Meeting of Stockholders. In connection with the review of potential director candidates following Mr. McLaughlin's death, an executive officer of the Company identified Mr. Phillips to the Nominating Committee as a qualified candidate that could be a good addition to the Board. The Nominating Committee reviewed Mr. Phillips' qualifications in light of the director qualifications and other considerations set forth in its charter and the Company's Corporate Governance Guidelines, and several Board members interviewed Mr. Phillips. The Nominating Committee then determined to recommend Mr. Phillips for election to the Board, and he was elected in October 2004.

              In accordance with the Board's recommendation, the proxy holders will vote the shares of Class A Common Stock covered by the respective proxies for the election of each of the 12 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

              Information about each director nominee is set forth below, including the director's business experience, tenure on the Company's Board, independence status as determined by the Board of Directors in accordance with the standards discussed under "Viacom's Board of Directors—Director Independence," and service on the boards of directors of other publicly traded companies and investment companies.

George S. Abrams
Age 73 Director since 1987 Not Independent	Mr. Abrams is an attorney associated with the law firm of Winer and Abrams in Boston, Massachusetts since 1969. Prior to that time, Mr. Abrams served for three years as General Counsel and Staff Director of the United States Senate Judiciary Committee for Refugees. Mr. Abrams is a Trustee of the Museum of Fine Arts in Boston and the European Fine Arts Foundation. He is a director of National Amusements, Inc. and Sonesta International Hotels Corporation.
David R. Andelman
Age 65 Director since 2000 Not Independent	Mr. Andelman is an attorney associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman also serves as a director and treasurer of Lourie & Cutler. He is a director of National Amusements, Inc.

Joseph A. Califano, Jr.
Age 73 Director since 2003 Independent	Mr. Califano is Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University, a position he has held since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. He was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of ten books. Mr. Califano is a director of Automatic Data Processing, Inc., Midway Games Inc. and Willis Group Holdings Limited.
William S. Cohen
Age 64 Director since 2003 Independent	Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997 and as a member of the United States House of Representatives from 1973 to 1979. Mr. Cohen is a director of American International Group, Inc. and Head N.V.
Philippe P. Dauman
Age 51 Director since 1987 Not Independent	Mr. Dauman has been Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. Mr. Dauman served as Viacom's Deputy Chairman from 1996 until May 2000 and Executive Vice President from 1994 until May 2000. From 1993 to 1998, Mr. Dauman also served as General Counsel and Secretary of Viacom. He is a director of National Amusements, Inc. and Lafarge North America Inc.
Alan C. Greenberg
Age 77 Director since 2003 Independent	Mr. Greenberg is Chairman of the Executive Committee of The Bear Stearns Companies Inc., a position he has held since June 2001. Mr. Greenberg served as Chairman of the Board of Bear Stearns from 1985 to 2001 and as its Chief Executive Officer from 1978 to 1993. Mr. Greenberg is a director of The Bear Stearns Companies Inc.
Charles Phillips, Jr.
Age 45 Director since 2004 Independent	Mr. Phillips has been President of Oracle Corporation since May 2003. Mr. Phillips has also served as a member of the Board of Directors and Executive Management Committee for Oracle Corporation since January 2004. Prior to joining Oracle, Mr. Phillips was with Morgan Stanley's Institutional Securities Division from 1994 to 2003, where he was responsible for analyzing the enterprise software industry. Mr. Phillips is a director of Oracle Corporation.

Shari Redstone[1]
Age 51 Director since 1994 Not Independent	Ms. Redstone has been President of National Amusements, Inc. since January 2000. Prior to that, Ms. Redstone served as Executive Vice President of National Amusements since 1994. Ms. Redstone practiced law from 1978 to 1993, with her practice including corporate law, estate planning and criminal law. Ms. Redstone is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners, Co-Chairman and Co-Chief Executive Officer of MovieTickets.com, Inc., Chairman and Chief Executive Officer of CineBridge Ventures, Inc. and Chairman and Chief Executive Officer of Rising Star Media. Ms. Redstone is a member of the board of several charitable organizations, including the Board of Trustees at Dana Farber Cancer Institute, the Board of Directors at Combined Jewish Philanthropies and the Board of Directors of the John F. Kennedy Library Foundation, and is a former member of the Board of Overseers at Brandeis University and the Board of Trustees at Tufts University. Ms. Redstone is a director of National Amusements and Midway Games Inc.
Sumner M. Redstone
Age 81 Director since 1986 Not Independent	Mr. Redstone has been Chairman of the Board of Viacom since 1987 and Chief Executive Officer since 1996. Mr. Redstone has also served as Chairman of the Board of National Amusements, Inc. since 1986 and Chief Executive Officer of National Amusements since 1967. He served as President of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Since 1982, Mr. Redstone has been a member of the faculty of Boston University Law School, where he has lectured on entertainment law, and, since 1994, he has been a visiting professor at Brandeis University. Mr. Redstone has also been a frequent lecturer at colleges, including Harvard Law School. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals and then as a Special Assistant to the United States Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. Mr. Redstone is also a recipient of the Army Commendation Award.

1
Ms. Redstone is Sumner Redstone's daughter. None of the other director nominees is related to any other director or exective officer by blood, marriage or adoption.

Frederic V. Salerno
Age 61 Director since 1994 Independent	Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation, he served as Vice Chairman Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. He is a director of Akamai Technologies, Inc., The Bear Stearns Companies Inc., Consolidated Edison, Inc., Gabelli Asset Management and Popular Inc.
William Schwartz
Age 71 Director since 1987 Independent	Mr. Schwartz is counsel to the law firm of Cadwalader, Wickersham & Taft, a position he has held since 1988. Mr. Schwartz served as Vice President for Academic Affairs (the chief academic officer) of Yeshiva University from 1993 to July 1998 and has been University Professor of Law at Yeshiva University and the Cardozo School of Law since 1991. He was Dean of the Boston University School of Law from 1980 to 1988 and a professor of law at Boston University from 1955 to 1991. Mr. Schwartz is an honorary member of the National College of Probate Judges. Mr. Schwartz formerly served as Chairman of the Boston Mayor's Special Commission on Police Procedures and was a member of the Legal Advisory Board of the New York Stock Exchange and Chairman of the Board of UST Corp.
Robert D. Walter
Age 59 Director since 2000 Independent	Mr. Walter is the founder of and has been the Chairman and Chief Executive Officer of Cardinal Health, Inc. since 1971. He is a director of American Express Co. and Cardinal Health, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

REPORT OF THE AUDIT COMMITTEE

              The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates such information by reference.

              The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists the Board's oversight of:

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    the quality and integrity of the Company's consolidated financial statements and related disclosures;

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    the Company's compliance with legal and regulatory requirements;

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    the independent auditor's qualifications and independence; and

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    the performance of the Company's internal audit function and independent auditor.

              Under the Charter, the Audit Committee's authorities and duties include, among other things:

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    direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Committee, and the sole authority to pre-approve all services provided by the independent auditor;

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    reviewing and discussing the Company's annual audited financial statements, quarterly financial statements and earnings releases with the Company's management and its independent auditor;

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    reviewing the internal audit function's organization, responsibilities, audit plan and results;

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    reviewing with management, the internal auditor and the independent auditor the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; and

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    reviewing with management material legal matters and the effectiveness of the Company's procedures to ensure compliance with legal and regulatory requirements.

              The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

              The full text of the Audit Committee Charter appears at the end of this proxy statement as Annex A. The Audit Committee assesses the adequacy of its Charter on an annual basis.

              The Company's management is responsible for the preparation of the Company's consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight

Board (PCAOB) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles ("U.S. GAAP"). The independent auditor also expresses an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes.

              As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), the Company's audited consolidated financial statements for the year ended December 31, 2004, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's 2004 Annual Report on Form 10-K and matters relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2004.

              The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC the firm's independence from the Company.

              Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee

Frederic V. Salerno, Chair
Joseph A. Califano, Jr.
Charles E. Phillips, Jr.
Patty Stonesifer

SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID

              The following table sets forth the fees paid by the Company and its subsidiaries for services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2004 and 2003.

	2004(1)	2003
Audit Fees	$ 13,554,918	$ 8,335,350
Audit-Related Fees(2)	667,709	560,865
Tax Fees(3)	817,906	3,304,055
All Other Fees(4)	111,910	177,937

Total	$ 15,162,443	$ 12,378,207

(1)	The Company's consolidated financial statements for the year ended December 31, 2004 present Blockbuster Inc. as a discontinued operation. The fees presented in the above table include amounts incurred by Blockbuster prior to its split-off from the Company in October 2004.
(2)
Audit-related fees in 2004 principally related to due diligence services in connection with mergers and acquisitions, employee benefit plan audits and certain attestation services (primarily audits required by contract). Audit-related fees in 2003 principally related to due diligence services related to mergers and acquisitions, employee benefit plan audits, certain attestation services and consultations on accounting and reporting standards.
(3)
Tax fees in 2004 and 2003 related to tax compliance services, tax advice and tax planning services for domestic and international subsidiaries, and tax filing and tax planning services for employees involved in the Company's expatriate program.
(4)
All other fees in 2004 principally related to PwC reference materials, seminars and publications purchased by the Company. All other fees in 2003 principally related to services in connection with a deposition and various PwC seminars and presentations.

Audit Committee Pre-Approval of Services Provided by PwC

              All audit and non-audit services provided to the Company by PwC in 2004 were pre-approved by the Audit Committee. Under the Company's pre-approval policies and procedures in effect during 2004, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $100,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $500,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2005, the Audit Committee adopted new pre-approval policies and procedures that permit the Chair to pre-approve the specified audit and non-audit services up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $750,000.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

              The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditor for the year ending December 31, 2005, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from the Company as described in the "Report of the Audit Committee." In appointing PwC as the Company's independent auditor for the year ending December 31, 2005 and in recommending that the Company's stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from the Company and has determined that such services do not impair PwC's independence.

              Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for fiscal year 2005.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

              The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Compensation Committee is comprised of four independent, non-management directors as determined under the NYSE listing standards and the standards set forth in the Company's Corporate Governance Guidelines. In May 2004, the Board appointed Robert D. Walter as Chair of the Compensation Committee succeeding Ivan Seidenberg, who had served as the Compensation Committee Chair since May 2003. Over the course of the year, the Committee began an extensive review of its current executive compensation principles with the help of an outside consultant described below that had previously advised the Committee from time to time.

Overview of Executive Compensation Principles

              Each year, the Committee reviews and approves compensation arrangements for the Company's executive officers, its operating managers who report to the Chief Executive Officer or the Co-Chief Operating Officers, and the remaining 25 most highly compensated executives in the Company, in order to:

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    make sure that the Company will continue to attract and retain superior executives in the highly competitive market for services of individuals with expertise in the media and entertainment businesses;

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    emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation; and

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    align executive and stockholder interests through incorporating incentives based on stock price.

              The Committee has formalized a policy, when reviewing the compensation arrangements for these executives, of reviewing all components of their compensation, including base salary, annual and long-term incentives, severance obligations, previously awarded stock options, perquisites and retirement benefits. To assist with its review, the Committee also retains an independent compensation consulting firm with extensive experience in senior executive compensation generally and in compensation practices in the entertainment industry specifically. In addition, in 2005, the Committee retained independent counsel to assist it in the performance of its duties.

              Each element of compensation is based on an executive's experience, tenure, responsibilities and individual performance, as well as a review of competitive data for a variety of peer groups, including Viacom's direct competitors and, where applicable for the position, other large U.S. based companies with appropriate characteristics, and generally targets total compensation in the third quartile of competitive practice with, as noted, due consideration to the specific individual's responsibilities, performance and tenure.

              In addition to reviewing executive base salaries and annual and long-term incentives, the Committee also oversees the terms of employment agreements, severance policies and deferred compensation and employee benefit plans and programs.

              In 2004, Viacom provided executive compensation via three main components:

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    Base salary. Base salary levels and increases are based on the factors described above.

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    Annual bonus. The Company's Short-Term Incentive Plan (the "STIP") directly links annual bonus levels to the Company's financial performance. The Committee establishes target bonus and performance levels at the outset of the year and evaluates performance relative to target at the end of the year in order to determine actual bonus levels. In 2004, the primary performance goals were amounts of operating income before depreciation, amortization and non-recurring charges (OIBDA) and free cash flow. These measures are typically used by analysts to value the Company and are viewed as reflective of short-term Company performance. The use of free cash flow as a measure is also consistent with the Company's belief in the importance of careful management of capital expenditures. Bonuses for corporate executives are based on corporate performance; bonuses for division executives are based on division performance.

      An individual executive's bonus, initially derived from corporate or divisional performance, may be adjusted to reflect his or her individual contribution to that performance, as well as his or her contribution to strategic non-financial goals such as diversity in the workplace, positioning the Company for longer-term success, promoting the development of management, succession planning, legal compliance and ethical behavior. The Committee may also consider the nature of unusual expenses or contributors to financial results. Annual bonuses are currently only permitted to be paid in cash.

      Annual bonus compensation for the Chief Executive Officer and the other executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers") is provided under the Company's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"), which is designed to comply with the Section 162(m) exception for performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). The Senior Executive STIP provides objective performance-based annual bonuses, subject to a maximum limit of eight times the executive's base salary (including any deferred compensation).

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    Long-term incentives. For a number of years, long-term incentives have consisted exclusively of annual stock option grants to executives and employees. These grants of stock options were designed to focus the attention of employees on managing the Company from the perspective of an owner with an equity stake. These grants were made under the Company's long-term management incentive plans (the "LTMIP"), which are designed to comply with the Section 162(m) exception for performance-based compensation. In 2004, as in prior years, stock options were granted with an exercise price set at the fair market value of the Class B Common Stock on the date of grant, a 10-year term until expiration, and a four-year vesting schedule (for a discusssion of the acceleration of the vesting of these options and a required holding period by the Company's executive officers, see "Executive Compensation-Aggregated Option Exercises in Fiscal 2004 and Value of Options at December 31, 2004"). In addition, some employees of the Company are entitled to additional accelerated vesting in the event of the termination of their employment by the Company without cause or by the employee for good reason.

      During 2004, the Committee reviewed its long-term incentive grant practices with its outside consultant and with management, in light of market trends and anticipated changes to the accounting treatment for stock options. After conducting this review and considering competitive market considerations, the Committee determined to grant both restricted share units and stock options instead of exclusively employing stock options to provide long-term incentives. In making this determination, the Committee considered, among other factors, that:

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      A mix of stock options and restricted share units can better retain employees in both up and down markets than stock options alone;

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      A mix of stock options and restricted share units provides management alignment with stockholders more effectively than non-stock based incentives and more effectively than stock options alone in markets where there is not strong price appreciation;

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      A mix of restricted share units and stock options of comparable value are less dilutive to stockholders than stock options alone; and

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      The Company's anticipated adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" at the time it is required to do so, which would eliminate the accounting advantages of the use of stock options as a form of incentive compensation.

      The Committee also determined that its overall grant levels will principally be based on competitive information about the dollar value of long-term incentive levels at peer companies. For all but a very few employees, vesting for stock options and restricted share units awarded will occur in equal annual installments over four years, contingent on continued employment. For top corporate executives, restricted share units will not vest unless a performance condition established by the Committee is met. The stock option and restricted share unit awards to the Chief Executive Officer and the Co-Chief Operating Officers are discussed below under "Executive Compensation—Compensation of the Chief Executive Officer and Co-Chief Operating Officers." As in prior years, additional accelerated vesting may be provided to certain employees in the event of the termination of their employment by the Company without cause or by the employee for good reason. The Committee has also determined that stock options granted, beginning in 2005, will have a life of eight years, rather than the 10-year life of options granted previously. These awards of stock options and restricted share units are made under the LTMIP and comply with the Section 162(m) exception for performance-based compensation.

              The Company provides traditional benefit plans and programs to its employees and executives on the same relative basis with very few exceptions as more fully described below:

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    All employees who participate in the Company's tax-qualified 401(k) plan may participate in the Company's unfunded supplemental 401(k) plans to the extent their income exceeds applicable Code limitations. For each employee, amounts deferred under the supplemental 401(k) plan track the investment performance of the funds selected by that employee for amounts contributed to the tax-qualified 401(k) plan.

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    The Company maintains an unfunded supplemental pension plan for all employees who participate in the tax-qualified pension plan whose annual base salary and commissions exceed Code limitations. The benefits under the supplemental pension plan are calculated using the same formula as the tax-qualified plan less benefits under the tax-qualified plan. The maximum amount of total annual compensation used to determine combined benefits under the tax-qualified and supplemental pension plans is generally $750,000.

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    A very limited number of senior executives receive additional life insurance benefits; the additional life insurance benefits for the named executive officers are set forth in the notes to the Summary Executive Compensation Table.

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    A very limited number of senior executives have access to Company aircraft for personal use or other unique perquisites and the value of these perquisites are included in their income for tax purposes.

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    For security reasons, the Chief Executive Officer is provided with a car and driver.

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    Certain executives receive a car allowance of not more than $16,200 per year.

There are no change-in-control provisions in the Company's employment agreements and long-term incentive plans.

Compliance with Internal Revenue Code Section 162(m)

              Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options and restricted share units) paid in one year to the named executive officers. The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to the limitation. Performance based compensation (including stock options and restricted share units) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

              The Company complies with Section 162(m) for annual bonus and long-term incentives in order to ensure that this compensation will be deductible. Annual bonuses for the named executive officers and long-term compensation for the Company's senior executives are made under the Senior Executive STIP and the LTMIP, which are designed to comply with the Section 162(m) exception for performance based compensation. The stockholders of the Company have approved the Senior Executive STIP and the LTMIP. Named executive officers with a base salary in excess of $1 million receive at least some portion of the excess as deferred compensation.

              In 2004, the portion of the annual base salary and bonuses with respect to 2003 paid prior to the promotion of the Co-Chief Operating Officers in excess of $1 million, as well as base salary for the period after their promotion that is not deferred, will not be deductible under Section 162(m). In addition, 2004 base salary for the Chief Executive Officer in excess of $1 million that is not deferred will not be deductible.

Section 409A of the Internal Revenue Code

              The recently enacted American Jobs Act of 2004 added Section 409A to the Code and significantly changed the tax rules governing deferred compensation arrangements. The Committee, with management, is currently reviewing the provisions of Section 409A and the rulings and regulations promulgated thereunder and is evaluating how to comply and to adapt its various deferred compensation arrangements to them.

Compensation of the Chief Executive Officer and Co-Chief Operating Officers

              On June 1, 2004, Mel Karmazin, the Company's President and Chief Operating Officer, resigned. In connection with such resignation, Mr. Redstone considered potential successors in light of the succession planning previously performed by Mr. Redstone and the Board. Mr. Redstone recommended that the Board elect Mr. Freston and Mr. Moonves as Co-Presidents and Co-Chief Operating Officers, a recommendation that was discussed and considered at several meetings of the Board and the Corporate Governance Committee.

              In accepting such recommendation, the Board considered, among other things:

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    That the Company required a new succession plan for Mr. Redstone, who had announced his intention to retire as Chief Executive Officer by December 2007, and the desire that the Chief Operating Officer role be filled by an executive or executives who would be likely candidates to succeed Mr. Redstone as Chief Executive Officer;

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    Mr. Freston's extraordinary success in operating MTV Networks and Mr. Moonves' extraordinary success in operating the CBS television network and other CBS television assets;

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    That Mr. Freston and Mr. Moonves were well known and highly regarded by the directors and Mr. Redstone and by the Company's stockholders and the public both as talented executives in the creative area and as highly effective managers;

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    The importance to the Company of retaining the services of Mr. Freston and Mr. Moonves;

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    That neither executive had experience in the top operating position of a large publicly-held corporation, but by accepting the recommendation these executives would be in a position to gain such experience prior to Mr. Redstone's retirement as Chief Executive Officer; and

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    The added complications of a management structure with Co-Presidents and Co-Chief Operating Officers as compared to a single individual in such position and the associated added cost to the Company of compensating two executives at that level.

              After carefully considering these and other factors, the Corporate Governance Committee determined to recommend to the Board that Mr. Freston and Mr. Moonves be promoted to the position of Co-Presidents and Co-Chief Operating Officers, which recommendation was unanimously approved by the Board.

              In determining the compensation appropriate for Mr. Freston and Mr. Moonves, the Compensation Committee considered the above factors and, among other things:

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    That Mr. Freston and Mr. Moonves, in line with normal compensation practice, should each receive compensation somewhat higher than they received for their services prior to their promotions and the expansion of their responsibilities;

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    The compensation of other executives in the entertainment and media industry for positions most similar to that of the proposed position (recognizing that there were no positions that were precisely the same);

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    The advice of the Committee's independent compensation consultant;

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    The belief that a significant portion of Mr. Freston and Mr. Moonves' compensation should be performance-related;

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    The desire to negotiate, to the extent possible, that as much as possible of the compensation payable to each executive would be tax-deductible to the Company;

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    The fact that the success of the Company, as with other companies in the entertainment industry, is highly dependent on the skill of its management; and

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    The desire to retain the exclusive services of Mr. Freston and Mr. Moonves, including in furtherance of an orderly succession process.

              After carefully considering the foregoing and other factors, the Compensation Committee approved employment agreements for Mr. Freston and Mr. Moonves, effective July 1, 2004, that provided for each executive, among other things, an initial base salary of $5 million per year (of which $2 million per year is deferred); annual bonus compensation under the Senior Executive STIP, with a target bonus set at 200% of base salary for such year; and a grant of stock options to purchase 1.5 million shares of Class B Common Stock, of which 500,000 vested on December 31, 2004 and the remaining 1,000,000 vests in four equal annual installments, and four annual awards, commencing in 2005, of 115,000 restricted share units that vest upon certification by the Committee that the one-year performance criteria established by the Committee for the year in which the units were granted has been achieved. The contracts provide for a term of five years and for other terms and conditions described below under "Executive Compensation—Employment Agreements."

              In connection with approving the new agreements for Mr. Freston and Mr. Moonves, the Committee also approved a revised employment agreement for Mr. Redstone. Consistent with the Committee's belief that the value of Mr. Redstone's base salary (including deferred compensation) and target bonus should be somewhat greater than that of the executives reporting to him, Mr. Redstone's new agreement provides for a salary increase from $1 million to $3.5 million; a reduction in deferred compensation from $4 million to an initial rate of $2 million; and a target bonus of 200% of salary and deferred compensation. Mr. Redstone's agreement provides for the same stock option and restricted share unit awards as are being provided to Mr. Freston and Mr. Moonves and for other terms and conditions described below under "Executive Compensation—Employment Agreements."

              In determining the Senior Executive STIP annual bonuses for 2004 for Messrs. Redstone, Freston and Moonves, the Committee first determined that the Company had achieved the financial target established at the beginning of the year for Mr. Redstone, and the financial target established at the beginning of the second half of 2004 for Mr. Freston and Mr. Moonves, under the Senior Executive STIP for 2004. Under the terms of the plan, this authorized the Committee to award annual bonuses of up to eight times the executive's base salary (including deferred compensation).

              In arriving at the actual amount of the 2004 bonus to be awarded to Mr. Redstone, the Committee employed a process consistent with that employed in prior years. It first determined that the Company had achieved the financial goals established at the beginning of the year under the STIP.

These goals related to the Company's overall achievement of a specified level of OIBDA (weighed 75%) and free cash flow (weighed 25%) during 2004. Under the STIP, a corporate multiplier was determined for 2004 based on the Company's level of achievement of these goals as adjusted downward to reflect certain unusual items. The Committee also considered, among other things, the successful execution of the succession plan implemented in connection with Mr. Karmazin's resignation, the assumption of direct oversight of the senior corporate staff and the successful accomplishment of the Blockbuster split-off, and his personal efforts in launching new strategic initiatives, including the creation of worldwide opportunities for growth, and made an initial determination that it would be appropriate to award Mr. Redstone a bonus in the amount set forth in the Summary Executive Compensation Table.

              In arriving at the actual amount of the 2004 bonuses to be awarded to Mr. Freston and Mr. Moonves, the Company applied the Company-wide procedures described for Mr. Redstone. The Committee applied the corporate multiplier to the target bonuses for Mr. Freston and Mr. Moonves to determine the amount of their bonuses for the last six months of 2004 after they assumed the positions of Co-Presidents and Co-Chief Operating Officers. In accordance with the terms of the employment agreements for Mr. Freston and Mr. Moonves, the Committee then considered the performance of the respective business units for which they were responsible during the first six months of 2004, including achievement during 2004 by those units of the objectives established at the beginning of the year under the STIP. These objectives generally related to the achievement by these units of a specified level of OIBDA (weighed 75%) and cash flow (weighed 25%). Under the STIP, a multiplier was determined for each of these business units based on its level of performance. The Committee applied the applicable divisional multiplier to each executive's target bonus to determine the amount of their respective bonuses for the first six months of the year, and added together the "divisional" award for the first six months of the year and the "corporate" award for the last six months of the year to arrive at the amount of their bonuses for the full year. The Committee determined that it would be appropriate not to make any further adjustments, after considering among other factors: the success of MTV Networks and the CBS businesses during 2004, the successful transition of responsibilities, the overall positioning of the Company's businesses at the end of the year and other non-quantifiable factors. The Committee then made an initial determination that it would be appropriate to award Messrs. Freston and Moonves bonuses in the amounts set forth in the Summary Executive Compensation Table.

              The Committee Chair advised the non-management directors of the Board with respect to their initial determination of the appropriate bonuses to be awarded to Messrs. Redstone, Freston and Moonves for 2004. The non-management directors reviewed the processes that the Compensation Committee and the Board used to determine the 2004 cash compensation, including the 2004 bonuses, for the Chief Executive Officer and the Co-Chief Operating Officers. To assist with their review, the non-management directors obtained the advice of independent outside counsel. After conducting this review, the non-management directors informed the Compensation Committee that they were in agreement with the process used to determine the 2004 compensation for the Company's Chief Executive Officer and Co-Chief Operating Officers and found no reason for the Committee not to proceed with its initial determinations with respect to the amounts of the 2004 bonuses.

              The Compensation Committee then awarded bonuses for the Chief Executive Officer and the Co-Chief Operating Officers in the amounts initially determined by the Committee. The amounts of these bonuses are set forth in the Summary Executive Compensation Table.

Members of the Compensation Committee

Robert D. Walter, Chair
Jan Leschly
Frederic V. Salerno
William Schwartz

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

              The following table sets forth information concerning total compensation for 2004 for the Chief Executive Officer and the four most highly compensated executive officers of the Company (the "named executive officers") who served in such capacities during 2004.

		Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position at End of 2004	Year	Salary($)	Bonus($)	Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)
Sumner M. Redstone Chairman and Chief Executive Officer	2004 2003 2002	$4,973,073 3,993,000 3,629,986	$16,500,000 15,000,000 16,500,000	$106,422 83,803 117,533	(2) (2) (2)	2,050,000 800,000 600,000	$28,440 23,718 42,990	(4)
Thomas E. Freston* Co-President and Co-Chief Operating Officer	2004	4,221,539	16,000,000	126,257	(2)	1,900,000	8,540	(4)
Leslie Moonves* Co-President and Co-Chief Operating Officer	2004	5,773,077	14,000,000	184,734	(2)	1,901,410	82,500	(4)
Richard J. Bressler** Senior Executive Vice President and Chief Financial Officer	2004 2003 2002	1,249,704 1,155,625 1,075,000	5,500,000 5,500,000 5,500,000	96,560 — —	(2) (3) (3)	400,000 400,000 400,000	28,440 27,884 24,689	(4)
Michael D. Fricklas Executive Vice President, General Counsel and Secretary	2004 2003 2002	1,083,173 1,004,327 960,000	2,000,000 1,200,000 1,200,000	14,599 — —	(2) (3) (3)	125,000 125,000 85,000	22,500 22,152 18,750	(4)

*
Messrs Freston and Moonves each became Co-President and Co-Chief Operating Officer of the Company on July 1, 2004.

**
On January 31, 2005, Mr. Bressler notified the Company that he would not renew his contract which expires in March 2006. For additional information, see "Employment Agreements" below.

(1)
Annual Compensation for the named executive officers includes the following amounts of compensation deferred under the Company's 401(k) and excess 401(k) plans and bonus deferral plan and pursuant to their employment agreements: for Mr. Redstone for 2004 in the amount of $2,809,612, for 2003 in the amount of $3,022,630 and for 2002 in the amount of $2,629,987; for Mr. Freston for 2004 in the amount of $1,013,000; for Mr. Moonves for 2004 in the amount of $2,705,212; for Mr. Bressler for 2004 in the amount of $392,297, for 2003 in the amount of $1,130,625 and for 2002 in the amount of $224,999; and for Mr. Fricklas for 2004 in the amount of $405,481, for 2003 in the amount of $333,663 and for 2002 in the amount of $221,200.

(2)
Other Annual Compensation for 2004 for Mr. Redstone includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $92,120. Other Annual Compensation for 2004 for Mr. Freston includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $68,855 and $43,100 for reimbursement in lieu of hotel expenses for each night that he is required to be in Los Angeles for business and stays in his own home (Mr. Freston is based in New York). Other Annual Compensation for 2004 for Mr. Moonves includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $72,615 and $105,000 for reimbursement in lieu of hotel expenses for each night that he is required to be in New York for business and stays in his own home (Mr. Moonves is based in Los Angeles). Other Annual Compensation for 2004 for Mr. Bressler includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $73,555. Other Annual Compensation for 2004 for each of the named executive officers includes a car allowance of $13,200 per annum, the value of Company-provided car insurance and the personal use of car services. Other Annual Compensation for 2003 for Mr. Redstone includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $69,663 and amounts relating to his car allowance and car insurance. Other Annual Compensation for 2002 for Mr. Redstone includes amounts relating to the Company's incremental cost for non-business use of the Company aircraft of $104,333 and amounts relating to his car allowance. The incremental cost of the Company aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, landing and navigation fees and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual's total number of flight hours for non-business use for the year.

(3)
In accordance with the rules of the SEC no amount representing perquisites or other personal benefits, securities or property in 2003 and 2002 is disclosed if the total amount is less than $50,000 for such year.

(4)
The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 2004, the Company maintained for Messrs. Redstone, Freston, Moonves and Bressler certain supplemental life insurance benefits. All Other Compensation includes (a) premiums paid by the Company for life insurance coverage for 2004 for each of Messrs. Redstone, Freston and Bressler of $5,940 and for Mr. Moonves of $60,000; (b) the Company's matching contributions under the Company's 401(k) plans for Mr. Redstone of $6,150 and for each of Messrs. Freston, Moonves, Bressler and Fricklas of $2,600; and (c) credits for the Company's matching contributions under the Company's excess 401(k) plans for 2004 for Mr. Redstone of $16,350 and for Messrs. Moonves, Bressler and Fricklas of $19,900.

Option Grants in Fiscal 2004

              The following table sets forth certain information with respect to option grants to purchase shares of Class B Common Stock awarded during 2004 to the named executive officers. The table includes a column designated "Grant Date Present Value." The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing stock options.

	Individual Grants
Name	Number of Shares of Class B Common Stock Underlying Options		% of Total Options Granted to Employees in Fiscal 2004		Exercise Price ($/Share)	Expiration Date		Grant Date Present Value($)(6)
Sumner M. Redstone	550,000(1 500,000(2 1,000,000(2	) ) )	1.94 1.77 3.53	% % %	$37.66 35.51 35.51	5/19/14 7/01/14 7/01/14		$9,724,550 8,228,500 16,457,000
Thomas E. Freston	400,000(3 500,000(2 1,000,000(2	) ) )	1.41 1.77 3.53	% % %	40.39 35.51 35.51	1/28/14 7/01/14 7/01/14		7,361,600 8,228,500 16,457,000
Leslie Moonves	400,000(3 1,410(4 500,000(2 1,000,000(2	) ) ) )	1.41 * 1.77 3.53	% % %	40.39 39.01 35.51 35.51	1/28/14 3/31/14 7/01/14 7/01/14		7,361,600 24,565 8,228,500 16,457,000
Richard J. Bressler	400,000(3)		1.41%		40.39	1/28/14	(5)	7,361,600
Michael D. Fricklas	125,000(3)		*		40.39	1/28/14		2,300,500

*
Less than 1%.

(1)
This grant was awarded to Mr. Redstone on May 19, 2004 and vests in one-quarter increments on May 19, 2005, May 19, 2006, May 19, 2007 and May 19, 2008.

(2)
These grants were awarded to Messrs. Redstone, Freston and Moonves on July 1, 2004. For each executive, 500,000 of these options vested on December 31, 2004 and the remaining 1,000,000 options vest in one-quarter increments on July 1, 2005, July 1, 2006, July 1, 2007 and July 1, 2008.

(3)
These grants were awarded to Messrs. Bressler, Freston, Fricklas and Moonves on January 28, 2004 and were originally scheduled to vest in one-quarter increments on January 28, 2005, January 28, 2006, January 28, 2007 and January 28, 2008. The vesting of these options was accelerated in March 2005 and these options are now exercisable. However, these executives must refrain from selling the shares of Class B Common Stock acquired upon the exercise of these options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option's original vesting terms or, if earlier, the executive officer's last day of employment. For a discussion of the acceleration of the vesting of these options, see "Executive Compensation—Aggregated Option Exercises in Fiscal 2004 and Value of Options at December 31, 2004."

(4)
This grant was awarded to Mr. Moonves on April 1, 2004 under the broad-based Fund the Future Program and is subject to a restriction on exercise until April 1, 2007.

(5)
See "Employment Agreements" for a discussion of the period available to Mr. Bressler to exercise these options after his resignation date.

(6)
The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Expected volatility for stock option grants was determined based on the historical volatility on the date of grant. The grant date values presented in the table were determined in part using the following weighted-average assumptions. No adjustments were made for non-transferability or risk of forfeiture.

Expected volatility	38.63%
Risk-free rate of return	4.42%
Dividend yield	0.66%
Time of exercise	7.5 years

  The approach used in developing the assumptions upon which the Black-Scholes valuation is based is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Aggregated Option Exercises in Fiscal 2004 and Value of Options at December 31, 2004

              The following table sets forth information with respect to option exercises during 2004 for the named executive officers and the status of their options at December 31, 2004.

	Number of Shares of Class B Common Stock Acquired on Exercise		Number of Shares of Class B Common Stock Underlying Unexercised Options as of December 31, 2004		Value of Unexercised In-the-Money Options as of December 31, 2004($)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sumner M. Redstone	341,500	$6,744,625	10,721,000	2,637,500	$79,895,690	$880,000
Thomas E. Freston	180,000	1,681,400	3,097,000	2,255,000	8,143,955	880,000
Leslie Moonves	0	0	4,220,967	2,729,020	10,255,880	880,000
Richard J. Bressler	0	0	1,050,000	1,150,000	0	0
Michael D. Fricklas	0	0	490,000	280,000	3,058,500	0

              On March 8, 2005, the Compensation Committee approved the acceleration of the vesting of unvested stock options having an exercise price of $38 or greater (other than options under the Company's "Fund the Future" program) granted under the Company's 2000 Long-Term Management Incentive Plan, as amended and restated, that were held by current employees on March 8, 2005, including the named executive officers. Also accelerated were a small number of unvested stock options having an exercise price of $38 or greater granted under the Company's 1997 Long-Term Management Incentive Plan, as amended and restated. Stock option awards granted from 1999 through May 19, 2004 with respect to approximately 29 million shares of Class B Common Stock, including options with respect to 5,467,500 shares of Class B Common Stock that were held by the named executive officers, are subject to this acceleration which was effective as of March 8, 2005. The Committee also imposed a holding period that will require all executive officers to refrain from selling shares of Class B Common Stock acquired upon the exercise of these options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option's original vesting terms or, if earlier, the executive officer's last day of employment.

Retirement Plans

              The Company maintains the Viacom Pension Plan, a tax-qualified defined benefit plan, for all eligible employees who satisfy age and service requirements. Participation in the Viacom Pension Plan begins on the later of the date an employee attains age 21 or completes one year of eligibility service. An eligible employee will receive a retirement benefit that is calculated using the Plan formula and is based upon the employee's years of benefit service (up to a maximum of 30 years) and final average compensation (eligible salary, commissions and bonus) for the highest 60 consecutive months out of the final 120 months of employment. Employees are fully vested in their accrued benefit upon completion of five full years of service. The Company pays the entire cost of the benefits provided by the Plan.

              Compensation for purposes of the Viacom Pension Plan is limited by federal law to $205,000 for 2004. This amount is adjusted each year in accordance with the Internal Revenue Code. The Company maintains the Viacom Excess Pension Plan to provide benefits to employees who are participants in the Viacom Pension Plan and whose annual base salary and commissions exceed the annual compensation limitation. The benefits under the Viacom Excess Pension Plan are calculated using the Viacom Pension Plan formula and eligible compensation in excess of the annual compensation limitation. The maximum amount of total annual compensation that may be taken into account under the Viacom Pension Plan and the Viacom Excess Pension Plan (collectively, the "Viacom Pension Plans") is $750,000 or, for any employee who was a participant in the Viacom Excess Pension Plan as of December 31, 1995, the employee's base salary as of December 31, 1995, if greater than $750,000. The benefits under the Viacom Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Viacom Pension Plan.

              The following table illustrates, for representative average annual compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Viacom Pension Plans upon retirement in 2004 at age 65, based on the single life annuity form of benefit payment and not subject to offset.

Viacom Pension Plan Table

	Years of Service
Remuneration
	15	20	25	30
$ 250,000	$62,154	$82,872	$103,590	$124,307
500,000	127,779	170,372	212,965	255,557
750,000	193,404	257,872	322,340	386,807
1,000,000	259,029	345,372	431,715	518,057

              The number of years of benefit service that have been credited for Messrs. Bressler, Freston, Fricklas, Moonves and Redstone are approximately 3 years, 19 years, 10.5 years, 0.5 years and 2 years, respectively. Mr. Freston's base salary as of December 31, 1995 exceeded $750,000 and his pension benefit is therefore based on his base salary as of that date.

              Mr. Redstone's participation in the Viacom Pension Plans commenced in March 2003. Mr. Redstone must receive certain minimum payments from the Viacom Pension Plan beginning in 2004.

              Effective as of June 1, 2004, Mr. Moonves became a participant in the Viacom Pension Plans. He received credit in those plans for his service with CBS prior to June 1, 2004 for purposes of eligibility and vesting, but not for benefit accrual. Mr. Moonves had previously been a participant in the Cash Balance Component of the CBS Combined Pension Plan, the CBS Supplemental Executive Retirement Plan and the CBS Bonus Supplemental Executive Retirement Plan (collectively, the "CBS Plans"). His active participation in the CBS Plans ended on May 31, 2004. His accrued benefit under the CBS Plans as of December 31, 2004 is approximately $18,546.38 a month, assuming he receives benefits beginning at age 65 in the form of a single life annuity. The amount of this benefit may be adjusted since the benefit attributable to the Cash Balance Component of the CBS Combined Pension Plan and the CBS Supplemental Executive Retirement Plan will continue to receive interest credits as defined by these two plans until his retirement.

              In addition, the Company maintains the Viacom 401(k) Plan, a tax-qualified defined contribution plan, for all eligible employees. Full-time employees who have attained age 21 are eligible to participate immediately upon their date of hire. Participants may defer between 1% and 15% of their eligible compensation on a before tax or after tax basis. The Company matching contribution is calculated using a performance-based formula. For 2004, the Company matching contribution was 60% of the amount deferred (up to the first 5% of eligible compensation) for each participant. Employees become vested in their benefit in the Viacom 401(k) Plan according to a schedule over a five-year period.

              Compensation for purposes of the Viacom 401(k) Plan is limited by federal law to $205,000 for 2004. This amount is adjusted each year in accordance with the Internal Revenue Code. The Company maintains supplemental 401(k) plans to provide benefits to employees who are participants in the Viacom 401(k) Plan and whose annual base salary and commissions exceed the annual compensation limitation. Matching contributions made by the Company to the Viacom 401(k) Plan and the supplemental 401(k) plans together will not be made with respect to compensation in excess of $750,000 for any participant. Amounts deferred under the supplemental 401(k) plans track the investment performance of the funds selected by the participant for amounts contributed to the Viacom 401(k) Plan. Information on the Company's matching contributions to the named executive officers is contained in footnote (4) to the Summary Executive Compensation Table.

Employment Agreements

              The Company entered into a new employment agreement with Sumner Redstone on July 1, 2004. The agreement provides that Mr. Redstone will continue to serve as the Company's Chairman and Chief Executive Officer, with all the rights, powers, functions, duties and responsibilities customarily associated with such titles or assigned to him by the Board commensurate with his status as Chairman and Chief Executive Officer. Pursuant to the agreement, Mr. Redstone began to receive a salary of $3.5 million per annum on July 1, 2004, and deferred compensation of $1 million for the six-month period from July 1, 2004 through December 31, 2004 (based on the annualized rate of $2 million) that will increase for subsequent calendar years by $300,000 on each January 1st, commencing January 1, 2005. In addition, he is eligible to receive annual bonus compensation, with a target bonus set at 200% of the sum of his salary and deferred compensation for such year. Mr. Redstone is entitled to be provided with $5 million of life insurance during his employment with the Company.

              On July 1, 2004, the Company entered into agreements with Messrs. Freston and Moonves with a five-year term that are substantially identical. The agreements provide that each executive will initially be employed as Co-President and Co-Chief Operating Officer of the Company, reporting to the Chairman and Chief Executive Officer of Viacom. Mr. Freston manages the operations of MTV Networks, Paramount Motion Picture Group, Paramount Parks, Showtime, BET, Simon & Schuster and such other business units as may be added from time to time. Mr. Moonves manages the operations of CBS, Paramount Television (including Spelling Productions), CBS Enterprises, Infinity Radio and Viacom Outdoor and such other business units as may be added from time to time. Messrs. Freston and Moonves will have "good reason" to terminate their respective employment agreements unless, no later than December 31, 2007, the executive is appointed Chief Executive Officer of Viacom, Co-Chief Executive Officer of Viacom (with the other appointed the other Co-Chief Executive Officer), or the sole President and Chief Operating Officer (with the other Co-Chief Operating Officer appointed as the Chief Executive Officer).

              Pursuant to their employment agreements, Messrs. Freston and Moonves each began to receive a salary of $3 million per annum on July 1, 2004, and deferred compensation at a rate of $2 million per annum that will increase for subsequent calendar years by $300,000 on each January 1st, commencing January 1, 2005. In addition, the executives are eligible to receive annual bonus compensation, with a target bonus set at 200% of the sum of their salary and deferred compensation for such year. They are each entitled to be provided with $8 million of life insurance during the employment term.

              Pursuant to their employment agreements, Messrs. Redstone, Freston and Moonves each received a grant under the Company's long-term management incentive plan (the "LTMIP") of stock options to purchase 1,500,000 shares of Class B Common Stock, of which 500,000 vested on December 31, 2004 and the remaining 1,000,000 vest in four equal annual installments. These stock options have a ten-year term from the date of grant. The exercise price of these stock options was set at the fair market value of the Class B Common Stock on the date of grant. Their agreements provide for Messrs. Redstone, Freston and Moonves to receive awards under the LTMIP of 115,000 restricted share units per year during the first quarter of 2005, 2006, 2007 and 2008. The restricted share units will vest upon certification by the Compensation Committee that the one-year performance criteria established by the Committee for the year in which the units were granted has been achieved. The units are payable in shares of Class B Common Stock. The executive can elect to defer payment of the restricted share units prior to the year of grant for up to ten years for in-service distributions and for up to three years for post-termination distributions.

              The employment agreements for Messrs. Freston and Moonves contain restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during the executives' employment and for specified periods after the termination of employment.

              The employment agreements for Messrs. Freston and Moonves provide that, in the event of the termination of their employment by the Company without "cause" or their voluntary termination for "good reason" (as these terms are defined in their agreements) during the employment term, Messrs. Freston and Moonves will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term (or, in the case of COBRA medical and dental coverage, for at least 18 months after the date of termination), subject to mitigation after the first 36 months. Further, in such event, all unvested restricted share units will vest and become payable, and all stock options granted on or after July 1, 2004 that are vested on the date of such termination of his employment, or that would have vested and become exercisable by the end of the employment term, will be exercisable for the following period after the date of such termination (but not beyond the expiration date of the stock options): (i) six months, if the termination occurs during the first year of the term, (ii) one year, if the termination occurs during the second year of the term, (iii) two years, if the termination occurs during the third year of the term, and (iv) three years, if the termination occurs during the fourth or fifth years of the term. In addition, the agreements provide that if the executive becomes the sole President and Chief Operating Officer because the other executive is promoted to Chief Executive Officer, such executive can terminate his employment after he has remained in that position for 18 months and receive salary, deferred compensation, target bonus compensation and certain benefits and perquisites for six months after the termination of his employment. Further, in such event, all of the executive's unvested restricted share units will vest and become payable, and all stock options granted on or after July 1, 2004 that are vested on the date of such termination of his employment, or that would have vested and become exercisable by June 30, 2009, will be exercisable for three years after the date of termination (but not beyond the expiration date of the stock options).

              On January 31, 2005, Richard J. Bressler, Senior Executive Vice President and Chief Financial Officer of the Company, notified the Company that he will not renew his employment agreement, which expires March 21, 2006. On February 8, 2005, the Company and Mr. Bressler entered into a letter agreement, dated as of January 31, 2005, confirming certain terms sets forth in Mr. Bressler's existing employment agreement with the Company, dated March 22, 2001, and modifying certain terms related to his separation from service.

              The amendment to his employment agreement provides that Mr. Bressler will resign from his position with the Company on the date his successor is retained by the Company or such earlier date as may be requested by the Company, but in no event later than June 30, 2005 (the earliest of such dates is referred to as his "resignation date"). Under the terms of the amendment, Mr. Bressler will receive the contractual payments, benefits and perquisites due upon a termination of employment for "good reason" under his employment agreement, as modified by the amendment, including: (i) salary of $1 million per annum for the period from his resignation date through December 31, 2005 to be paid in accordance with the Company's payroll practices and salary of $1 million per annum for the period from January 1, 2006 until July 31, 2006 to be paid in a lump sum on or before December 31, 2005; (ii) deferred compensation for the period from January 1, 2005 through his resignation date, together with deferred compensation for prior years, to be paid by January 31, 2006, and deferred compensation for the period from his resignation date until July 31, 2006 to be paid in a lump sum on or before December 31, 2005 (Mr. Bressler's deferred compensation is payable at the rate of $335,470 per annum for 2005 and $435,630 per annum for 2006); (iii) bonus compensation for the period from

January 1, 2005 through the later of April 30, 2005 or his resignation date prorated and payable at the annual rate of $5.5 million and bonus compensation from the later of April 30, 2005 or his resignation date through March 21, 2006 prorated and payable at the target bonus annual rate of $2.5 million, in each case to be paid in a lump sum on or before December 31, 2005; and (iv) the vesting of all unvested stock options on his resignation date and a period from his resignation date through March 21, 2007 to exercise these stock options as well as all other outstanding vested stock options.

              The amendment to Mr. Bressler's employment agreement provides that deferred compensation attributable to the period after the one-year anniversary of his resignation date through July 31, 2006 will be held in escrow in accordance with the terms of an escrow agreement entered into in connection with mitigation provisions of his employment agreement. Pursuant to the amendment, Mr. Bressler received bonus compensation for 2004 in the amount of $5.5 million. The amendment terminates Mr. Bressler's non-competition obligations effective on his resignation date. In connection with the amendment, Mr. Bressler entered into a general release of claims.

              Mr. Fricklas' employment agreement was amended in April 2005. His agreement provides that he will continue to be employed as Executive Vice President, General Counsel and Secretary of the Company through January 31, 2008, at a salary of $1 million per annum that will increase to $1.25 million per annum on January 1, 2006. Mr. Fricklas' annual target bonus was set at $1 million for calendar years 2004 and 2005 and will increase to 100% of the sum of his salary and deferred compensation for 2006 and subsequent years. Mr. Fricklas will earn deferred compensation at an annual rate of $100,000 through April 30, 2005. He will earn deferred compensation at an annual rate of $175,000 for the balance of 2005. Beginning on January 1, 2006, he will earn deferred compensation at an annual rate of $250,000. Mr. Fricklas will be eligible to receive annual grants of long-term compensation for 2006 and subsequent years, as determined by the Compensation Committee, based on a target value of $3 million. For this purpose, in 2004, the Black-Scholes valuation method was used to value stock options. Mr. Fricklas will be provided with $5 million of life insurance with effect from January 1, 2006. Mr. Fricklas' employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. In the event of the termination of Mr. Fricklas' employment by the Company without "cause" or his voluntary termination for "good reason" (as these terms are defined in his agreement) during the employment term, he will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first twelve months. Further, in such event, stock options that would have vested during the employment term will vest on the date of termination and, together with outstanding options that vested prior to the date of termination, will remain exercisable for the following period after the date of termination (but not beyond the expiration of such stock options): one year for options granted on or after January 29, 2003, and six months for options granted before January 29, 2003.

Compensation Committee Interlocks and Insider Participation

              Directors Leschly, Salerno, Schwartz and Walter have served on the Compensation Committee since May 2004. Mr. Walter joined the Committee as Committee Chair in May 2004 upon Mr. Ivan Seidenberg's retirement from the Board. Prior to that, directors Leschly, Salerno, Schwartz, Seidenberg and Stonesifer were members of the Compensation Committee until March 2004, when the Board reduced the size of the Compensation Committee to four members, at which time Ms. Stonesifer left the Committee.

              Amy Salerno, a daughter of Mr. Salerno, is an employee in the Business Development department of Showtime Networks Inc., a subsidiary of the Company. She is not an officer or executive employee of Showtime or the Company. Her compensation in 2004 was approximately $105,000 and is comparable to other Showtime employees at a similar level.

              Mr. Schwartz is counsel to Cadwalader, Wickersham & Taft ("Cadwalader"). During 2004, Cadwalader provided legal services to the Company with respect to a CBS litigation matter that commenced prior to the Viacom/CBS merger in 2000. Mr. Schwartz did not perform any legal services in connection with the matter and is not a member of the department at Cadwalader handling the matter. In addition, Mr. Schwartz does not participate in the profits of Cadwalader and did not receive any compensation from Cadwalader related to the legal services provided to the Company. The total amount paid by the Company to Cadwalader in 2004 was $998,510. As the matter has been resolved, the Company does not expect to make any payments to Cadwalader in 2005.

EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information as of December 31, 2004 concerning shares of the Company's Class B Common Stock authorized for issuance under (i) equity compensation plans approved by Viacom stockholders, and (ii) equity compensation plans assumed by Viacom in the CBS merger and the Infinity merger pursuant to which awards were made after completion of the respective mergers. No shares of the Company's Class A Common Stock are authorized for issuance under such equity compensation plans.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	120,365,656		$41.29	137,972,312
Equity compensation plans not approved by security holders (3)	4,085,481	(4)	$45.39	0

Total	124,451,137		$41.43	137,972,312

(1)
This table does not include plans assumed by Viacom pursuant to the CBS merger, the Infinity merger and the acquisition of BET (collectively, the "Mergers"), if no awards were made under such plans after completion of the respective Mergers. This table does not, therefore, include options for 37,968,687 shares of Class B Common Stock in the aggregate, a warrant for 135,420 shares of Class B Common Stock and 5,285 shares of Class B Common Stock underlying common stock equivalents credited to CBS directors, all of which were assumed in the Mergers and outstanding as of December 31, 2004. The weighted average exercise price of these options and warrants as of December 31, 2004 was $32.08.

(2)
These plans are the Viacom Inc. 1994, 1997, 2000 and 2004 Long-Term Management Incentive Plans and the Viacom Inc. 1993, 1994 and 2000 Outside Directors Stock Option Plans.

(3)
These plans are the CBS 1991 Long-Term Incentive Plan (the "CBS 1991 LTIP"), the CBS 1993 Long-Term Incentive Plan (the "CBS 1993 LTIP") and the Infinity 1998 Long-Term Incentive Plan (the "Infinity 1998 LTIP") that were assumed by Viacom pursuant to the CBS merger and the Infinity merger and pursuant to which additional awards, reflected in column (a) in the table, were made after the applicable dates of such mergers.

(4)
This number does not include options for 23,675,372 shares of Class B Common Stock assumed by Viacom in the CBS merger and the Infinity merger with a weighted-average exercise price of $35.02 that were granted under the CBS 1991 LTIP, the CBS 1993 LTIP and the Infinity 1998 LTIP.

              Below are descriptions of equity compensation plans not approved by Viacom security holders and under which awards were made after the dates of the CBS merger and the Infinity merger, as applicable (see note (3)).

              CBS 1991 LTIP, CBS 1993 LTIP and Infinity 1998 LTIP:

              The Company assumed the CBS 1991 LTIP and the CBS 1993 LTIP (together, the "CBS LTIPs") at the time of the CBS merger. The Company assumed the Infinity 1998 LTIP at the time of the Infinity merger. Stock options issued under the CBS LTIPs and the Infinity 1998 LTIP prior to the respective mergers were converted into Viacom options with the number of options and the related exercise prices adjusted, in the case of the CBS merger, by 1.085 to reflect the CBS exchange ratio and, in the case of the Infinity merger, by 0.592 to reflect the Infinity exchange ratio.

              The CBS LTIPs and the Infinity 1998 LTIP provided for grants of non-statutory stock options, stock appreciation rights and limited stock appreciation rights, performance awards and restricted stock. The CBS 1993 LTIP and the Infinity 1998 LTIP also provided for grants of incentive stock options. Stock options were the only awards issued under the CBS LTIPs and the Infinity 1998 LTIP that were assumed by the Company at the time of the respective mergers and that are currently outstanding.

              Prior to the CBS merger and the Infinity merger, stock options were awarded by CBS and Infinity to their respective management and employees under the CBS LTIPs and the Infinity 1998 LTIP. Option grants pursuant to the "Fund the Future" program were also made under these plans. After the mergers, the Company awarded stock options in 2001 and 2002 under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program to certain employees in the CBS, Infinity Radio and Viacom Outdoor divisions of the Company. No awards have been made under the CBS LTIPs and the Infinity 1998 LTIP since 2002, and no additional awards can be made under these plans.

              The exercise price of stock options issued under the CBS LTIPs and the Infinity 1998 LTIP could not be less than the fair market value on the date of grant. The management stock options granted under the CBS LTIPs and the Infinity 1998 LTIP generally vested over a one to four-year period and a one to three-year period, respectively, and vested options could be exercised at any time until the ten-year expiration date subject to provisions regarding termination of employment.

              Stock options granted under the CBS LTIPs and the Infinity 1998 LTIP pursuant to the "Fund the Future" program are subject to a three-year holding period as well as a vesting schedule that is related to years of service. Generally, vested options granted under this program can be exercised once the three-year holding period has been satisfied but not beyond the ten-year expiration date, subject to provisions regarding termination of employment. The Compensation Committee has the power to accelerate the time at which any option may vest or be exercised.

PERFORMANCE GRAPH

              The following graph compares the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below.

              The performance graph assumes $100 invested on December 31, 1999 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group identified below, including reinvestment of dividends, through the calendar year ended December 31, 2004.

Exhibit I
Total Cumulative Stockholder Return
For Five-Year Period Ending December 31, 2004

              The Peer Group consists of the following companies: The Walt Disney Company; News Corporation; Time Warner Inc. (formerly AOL Time Warner); Tribune Company and Clear Channel Communications.

December 31,	1999	2000	2001	2002	2003	2004
Class A Common	100.00	77.77	73.22	67.52	73.46	61.95
Class B Common	100.00	77.35	73.05	67.44	73.65	60.80
S&P 500	100.00	90.90	80.09	62.39	80.29	89.03
Peer Group	100.00	79.44	71.46	43.22	58.47	60.76

ITEM 3—APPROVAL OF THE AMENDED AND RESTATED
VIACOM INC. SENIOR EXECUTIVE SHORT-TERM INCENTIVE PLAN

              The Board of Directors of the Company has approved and is submitting for stockholder approval an Amended and Restated Viacom Inc. Senior Executive Short-Term Incentive Plan which amends certain provisions of the Company's current Senior Executive Short-Term Incentive Plan (the "Existing Plan") (i) to expand the performance goals on which bonuses payable under the plan may be based, (ii) to expand the form of payment for which bonuses may be payable under the plan to include grants of stock-based awards issued under the Company's 2004 Long-Term Management Incentive Plan (the "Equity Plan") or any other form prescribed by the Compensation Committee, (iii) to allow for the possible deferral of bonuses to be paid under the plan and (iv) to provide that the maximum limit on such bonuses is based on compensation levels applicable for each performance period. The text of the Existing Plan, as amended and restated to incorporate the proposed amendments, appears at the end of this proxy statement as Annex B (the "Proposed Plan" and, together with the Existing Plan, the "Plans"). The following description of the Proposed Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Proposed Plan.

              The Board of Directors of the Company believes that it is important to expand the performance goals on which bonuses payable under the plan are based in order to give the Compensation Committee greater flexibility to establish appropriate financial goals. With this change, the performance goals will be the same as those of the Equity Plan from which stock awards earned under the Proposed Plan will be payable. This will bring the performance goals under the Proposed Plan in line with the types of performance goals the Compensation Committee currently considers in determining executive compensation. In addition, expanding the form of payment for which bonuses may be payable under the plan to include grants of stock-based awards issued under the Equity Plan or other forms of payment will give the Compensation Committee greater flexibility when paying out bonuses. Further, changing the formula by which the maximum limit on such bonuses is based will simplify the Existing Plan.

              The Existing Plan has provided objective performance-based annual bonuses for selected senior executives of the Company, subject to a maximum limit, starting with the 1994 calendar year. The Board of Directors and the stockholders of the Company approved the Existing Plan and all material amendments. Approximately ten executive officers of the Company have participated in the Existing Plan annually.

              Amounts paid under the Plans are intended to qualify as "performance-based compensation" which is excluded from the $1 million limit on deductible compensation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee determines awards under the Plans based upon the achievement of certain performance targets, including Company performance, which are not currently determinable. For this reason, it is not possible to determine the amounts that will be received by senior executives participating in the Proposed Plan in the future.

COMPARISON OF THE PROPOSED PLAN TO THE EXISTING PLAN

              The major differences in the terms of the Proposed Plan as compared to the Existing Plan relate to the performance goals on which bonuses payable under the plan are based, the form of payment for which bonuses may be payable under the plan, the deferral of bonuses to be paid under the plan and the definition of salary used to determine the maximum limit on the bonus paid to any executive participating in the plan. In the Existing Plan, the performance goals relate to EBITDA, which was defined as the Company's operating income before depreciation, amortization and inter-

company eliminations, operating income, which was defined in accordance with generally accepted accounting principles in the United States (GAAP), free cash flow, which was defined as the Company's operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures and/or net earnings, which was defined in accordance with generally accepted accounting principles in the United States (GAAP). The Proposed Plan keeps all of the performance goals from the Existing Plans, except EBITDA, and adds those set forth below under the subheading "Awards." In the Existing Plan, the only form of payment for which bonuses were payable under the plan was cash. The Proposed Plan adds that payments may also be made, in whole or in part, in the form of grants of stock-based awards issued under the Equity Plan, or in any other form prescribed by the Compensation Committee, and may be subject to such additional restrictions as the Compensation Committee, in its sole discretion, may impose. Further, the Proposed Plan allows for the deferral of bonuses to be paid under the plan. "Salary" was defined in the Existing Plan as the sum of: (i) the participant's base salary on March 20, 2003 and (ii) the compensation deferred by the participant for that performance period pursuant to the participant's employment agreement entered into on or before March 20, 2003. If the participant's employment agreement expired or was no longer in effect for any part of any given performance period, then the amount of compensation deferred by the participant in the last performance period that the employment agreement was in effect was used for purposes of calculating "salary". If a participant was hired after March 20, 2003, "salary" was defined as the sum of (i) the participant's base salary on the date of hire and (ii) the compensation deferred by the participant in the year of hire pursuant to the participant's employment agreement as in effect on the date of hire. Under the Existing Plan, the "salary" of any participant hired after March 20, 2003 could not exceed 1.5 times the highest "salary" on March 20, 2003 of any person participating in the plan on that date. "Salary" under the Proposed Plan takes into account annual base salary and deferred compensation for each performance period as more fully set forth below under the subheading "Maximum Award." The categories of the performance goals and definition of "salary" set forth in the Existing Plan remain in effect for the 2005 performance period. Awards for the 2005 performance period may, however, be paid in cash, stock-based awards or any form of payment prescribed by the Compensation Committee.

PURPOSE AND DESCRIPTION OF THE PROPOSED PLAN

Purpose of the Proposed Plan

              The purpose of the Proposed Plan is to benefit and advance the interests of the Company by granting annual performance-based awards to reward selected senior executive officers of the Company and its subsidiaries and divisions for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future.

Administration

              The Proposed Plan will be administered by the Compensation Committee or another committee appointed or designated by the Board of Directors of the Company. The Compensation Committee will consist of at least two members of the Board of Directors, each of whom must be an "outside director" within the meaning of Section 162(m) of the Code. The failure of a Compensation Committee member to meet the qualification requirements of Section 162(m) of the Code will not invalidate any actions taken or awards granted by the Compensation Committee. The Proposed Plan authorizes the Compensation Committee to grant awards to designated executive officers of the Company and its subsidiaries at the level of Senior Vice President or above for a given performance period.

Awards

              Within the time period permitted or required under Section 162(m) for amounts payable under the Proposed Plan to be considered "qualified performance based compensation", the Compensation Committee will (i) establish the performance period, (ii) designate the employees of the Company who will participate in the Proposed Plan during the performance period, (iii) select the performance goal(s) to be applicable to the performance period, (iv) establish specific performance targets related to such performance goals and (v) establish target awards for each participant. A performance period generally corresponds to the Company's calendar year but could, in certain circumstances, be a longer or shorter period designated by the Compensation Committee.

              The Proposed Plan provides that the performance goals from which the Compensation Committee can set performance targets will relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: OIBDA, OIBDA without inter-company eliminations, operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, revenue, net revenue, operating revenue, total shareholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. For this purpose, "OIBDA" is defined as the Company's operating income before depreciation and amortization, "OIBDA without inter-company eliminations" is defined as the Company's operating income before depreciation, amortization and inter-company eliminations and "free cash flow" is defined as the Company's operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures. "Operating income", "net earnings", "net earnings from continuing operations", "earnings per share", "revenue" and "net revenue" are defined in accordance with generally accepted accounting principles in the United States (GAAP).

              The Proposed Plan further provides that the performance targets may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured in terms of performance relative to selected peer companies or a market index.

              Shortly after the end of each performance period, the Compensation Committee will certify whether the performance targets have been achieved; if so, the awards will have been earned, subject to the Compensation Committee's right, in its sole discretion, to reduce the amount of the award to any participant to reflect the Compensation Committee's assessment of the participant's individual performance or for any other reason. These awards will be paid, in whole or in part, in cash, in the form of grants of stock-based awards issued under the Equity Plan, or in any other form prescribed by the Compensation Committee, and may be subject to such additional restrictions as the Compensation Committee, in its sole discretion, may impose. Such awards will be paid as promptly as practicable after the Compensation Committee certifies the applicable performance targets have been achieved.

              If the Compensation Committee determines that an award will be paid in the form of a stock-based award issued under the Equity Plan, then for purposes of determining the number of shares of Class B Common Stock subject to an award, the Class B Common Stock will be valued based on its fair market value on the date such stock-based awards are granted. Under the Plans, the "fair market value" of a share of Class B Common Stock on a given date will be, unless otherwise determined by the Compensation Committee, the 4:00 p.m. (New York time) closing price on such date on the New

York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed. Where awards are paid in property other than cash and Class B Common Stock, the value of such awards, for purposes of the Proposed Plan, will be determined by reference to the fair market value of the property on the date the Compensation Committee grants the award of such property. The Compensation Committee may establish procedures pursuant to which the payment of any award may be deferred.

              To receive an award under the Proposed Plan, the participant must have remained in the continuous employ of the Company or its subsidiaries during the Performance Period applicable to such participant. If the Company or any subsidiary terminates a participant's employment other than for cause, a participant terminates his employment for "good reason" or a participant becomes permanently disabled or dies during a performance period, such participant or his or her estate will receive, unless his or her employment agreement provides otherwise, a pro rata portion of the amount of any award for such performance period, subject to the Compensation Committee's right, in its sole discretion, to reduce the amount of such award to reflect the Compensation Committee's assessment of such participant's individual performance prior to the termination of such participant's employment, such participant's becoming permanently disabled or such participant's death, as the case may be, or for any other reason.

Maximum Award

              The Proposed Plan provides that the maximum award to any participant for any performance period cannot exceed eight times such participant's "salary". Under the Proposed Plan, "salary" for any performance period means the sum of (i) the annual base salary of the participant as in effect on the first day of the applicable performance period and (ii) an amount equal to the annual rate of compensation (as in effect on the first date of the applicable performance period) that the participant is required to defer (if any) for the applicable performance period pursuant to an employment agreement or similar arrangement with the Company.

              The maximum dollar amount of compensation that could be payable to any participant for any performance period under the Proposed Plan is $51.2 million. This amount equals the maximum award that could be payable to the Chief Executive Officer for the 2008 calendar year. The actual bonuses that have been awarded under the Existing Plan have in fact been much smaller than the maximum bonuses that could have been awarded under the plan; however, the Compensation Committee believes that the amendment is appropriate in order to maximize the ability of the Company to deduct the value of the awards from its taxable income pursuant to Section 162(m) of the Code.

Adjustments

              In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event, occurs, or any other event or circumstance occurs which has the effect, as determined by the Compensation Committee in its sole and absolute discretion, of distorting the applicable performance goals, including, without limitation, changes in accounting standards, the Compensation Committee may adjust or modify, as determined by the Compensation Committee in its sole and absolute discretion, the calculation of the applicable performance targets based on the performance goals, to the extent necessary to prevent the reduction or enlargement of participants' awards under the Proposed Plan for such performance period attributable to such transaction, circumstance or event. Such adjustments will be conclusive and binding for all purposes.

Transfer Restrictions, Etc.

              The rights of a participant to receive awards under the Proposed Plan will not be transferable by a participant to whom such award is granted other than by will or the laws of descent and distribution. No employee will have any claim or right to receive awards under the Proposed Plan. Neither the Proposed Plan nor any action taken thereunder will be construed as giving any employee a right to continued employment with the Company.

Amendment and Termination of the Plan

              The Board of Directors of the Company may at any time alter, amend, suspend or terminate the Proposed Plan in whole or in part. No alteration, amendment, suspension or termination of the Proposed Plan may, without the consent of the participant to whom an award has been made, adversely affect the rights of such participant in such award; provided, however, that no such consent shall be required if the Compensation Committee determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or prudent pursuant to any change in applicable law, including without limitation, any changes made pursuant to Section 409A of the Code and any regulations, rulings and other regulatory guidance issued thereunder.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the approval of the amended and restated Viacom Inc. Senior Executive Short-Term Incentive Plan.

ITEM 4—APPROVAL OF THE VIACOM INC.
2005 RSU PLAN FOR OUTSIDE DIRECTORS

              On March 9, 2005, the Board adopted the Viacom Inc. 2005 RSU Plan for Outside Directors (the "RSU Plan"), subject to stockholder approval. The Board and the Nominating and Governance Committee annually assess director compensation in light of market practices and the practices of the Company's peer companies. In connection with this annual assessment, the Nominating and Governance Committee's outside consultant recommended that the total amount of the compensation package of the Board be increased, especially in light of the increased time commitment required of directors. The Nominating and Governance Committee's outside consultant recommended that this increase take the form of additional equity-based compensation to reflect the trend towards giving directors a greater equity stake, and that the additional equity-based compensation be in the form of restricted share units as opposed to stock options. The Board approved the change to director compensation and adopted the RSU Plan, subject to stockholder approval, and believes that this change will allow the Company to be competitive in attracting directors at a time when there is a trend towards directors serving on fewer boards. The text of the RSU Plan appears at the end of this proxy statement as Annex C. The following description of the RSU Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the RSU Plan.

2005 RSU PLAN GENERALLY

              The RSU Plan provides for (i) an initial grant of restricted share units (the "Director RSUs") on the date of the 2005 Annual Meeting of Stockholders and (ii) automatic annual grants of Director RSUs on January 31st of 2006 and each subsequent year to the Company's Outside Directors (as defined below). The amount of the initial grant and the annual grants of Director RSUs will be determined by dividing (i) $55,000 by (ii) the fair market value (as defined below) of one share of Class B Common Stock on the date of grant. The fair market value of a share of Class B Common Stock was $34.83 on March 31, 2005.

              RSUs are payable to Outside Directors in shares of Class B Common Stock upon vesting unless the Outside Director elects to defer settlement of the RSUs to a future date. In addition, under the terms of the RSU Plan, recipients of Director RSUs will be entitled to receive dividend equivalents on the Director RSUs until they are settled in the event the Company pays a regular cash dividend with respect to the shares of Class B Common Stock.

              Unless terminated earlier by action of the Board, the RSU Plan will terminate on the fifth anniversary of the date of the 2005 Annual Meeting of Stockholders, and no additional grants may be made after that date. Ten of the director nominees are Outside Directors and are eligible to participate in the RSU Plan.

              Approval of the RSU Plan will not result in any increase in the overall number of shares of Class B Common Stock that the Company's stockholders have previously approved for equity awards to Outside Directors. In 2000, the Company's stockholders approved the issuance of an aggregate of 1,000,000 shares of Class B Common Stock to Outside Directors in connection with the approval of the Viacom Inc. 2000 Stock Option Plan for Outside Directors. The issuance of shares of Class B Common Stock upon settlement of the Director RSUs will decrease this number of shares reserved for issuance to Outside Directors. Shares of Class B Common Stock covered by expired or terminated awards of Director RSUs will not be counted towards that limit.

PURPOSE AND DESCRIPTION OF THE RSU PLAN

Purpose of the RSU Plan

              The purpose of the RSU Plan is to benefit and advance the interests of the Company and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or National Amusements or their respective subsidiaries to serve as directors, and to induce them to make a maximum contribution to the success of the Company and its subsidiaries. Directors of the Company who are not employees of the Company or National Amusements or any of their respective subsidiaries, and whose immediate family members are not employees of such companies, are considered "Outside Directors."

Administration

              The RSU Plan will be administered by the members of the Board who are not Outside Directors.

Terms of the Director RSUs

              The RSU Plan provides that on the date of the 2005 Annual Meeting of Stockholders and on January 31st of 2006 and each subsequent year, each person who is an Outside Director will automatically be granted a number of Director RSUs determined by dividing (i) $55,000 by (ii) the fair market value of one share of Class B Common Stock on the date of grant or, if that date is not a business day, on the last business day preceding the date of grant on which the fair market value can be determined. The grant of Director RSUs to be made on the date of the 2005 Annual Meeting of Stockholders will be made in respect of the period from the date of the Company's 2005 Annual Meeting of Stockholders through January 31, 2006, and only those individuals who are elected as Outside Directors at the 2005 Annual Meeting of Stockholders will be entitled to receive this initial grant. Outside Directors elected after the 2005 Annual Meeting of Stockholders first become eligible to receive an award under the RSU Plan as of the date of the next annual grant of Director RSUs and such annual grant will not be subject to proration.

              Director RSUs will vest on the first anniversary of the date of grant. Upon vesting, the Company will settle Director RSUs by delivering the corresponding number of shares of Class B Common Stock, and cash in lieu of any fractional shares. An Outside Director who terminates services as a member of the Board for any reason will forfeit all of his or her unvested Director RSUs.

              The RSU Plan also permits recipients of Director RSUs to elect to defer settlement of any or all Director RSUs to a date after the vesting date. Outside Directors who elect to defer settlement of Director RSUs may elect to have their deferral settled in a single distribution or in three or five annual installments. The single distribution or first annual installment, as applicable, will be payable in accordance with the director's prior election on the later of (i) six months following the date of the director's termination of services on the Board of Directors for any reason or (i) January 31 of the calendar year following the calendar year in which the director's service on the Board of Directors terminates for any reason.

Dividend Equivalents

              The RSU Plan provides that dividend equivalents will be awarded with respect to the Director RSUs in the event the Company pays a regular cash dividend with respect to the shares of Class B

Common Stock. Dividend equivalents will be credited in dollar amounts to a bookkeeping account that the Company will maintain on behalf of each Outside Director.

              Dividend equivalents will accrue on the Director RSUs until the Director RSUs vest, at which time they will be paid in shares of Class B Common Stock, based on the fair market value of the Class B Common Stock on the vesting date, with any fractional shares being paid in cash. Payment of dividend equivalents that have been credited to the recipient's account will not be made with respect to any Director RSUs that do not vest and are cancelled.

              If an Outside Director elects to defer settlement of his or her Director RSUs the Director RSUs will continue to earn dividend equivalents on their deferred Director RSUs through the settlement date. These dividend equivalents will be converted on each anniversary of the original vesting date into additional whole and/or fractional Director RSUs, based on the fair market value of the Class B Common Stock on the respective date, and these additional Director RSUs will be deferred and settled at the same time and in the same manner as the original underlying Director RSUs.

Adjustments

              In the event of a merger, consolidation, stock split, dividend (other than a regular cash dividend), distribution, combination, reclassification, recapitalization, reorganization, split-up or spin-off that changes the character or amount of the Class B Common Stock or other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments as it deems appropriate to the number and kind of securities subject to outstanding awards granted under the RSU Plan, the number and kind of securities subject to the initial and annual Director RSU grants under the RSU Plan, and the maximum number and kind of securities available for issuance under the RSU Plan. The Board may, in its sole discretion, also make other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits under the RSU Plan. All adjustments will be conducted in a manner consistent with any adjustments under the Viacom Inc. 2000 Stock Option Plan for Outside Directors.

Transfer Restrictions, Etc.

              The rights of the recipient of awards granted under the RSU Plan are not transferable other than (i) by will or the laws of descent and distribution or (ii) upon prior notice to the Company, (A) to members of the recipient's immediate family or trusts whose beneficiaries are members of the recipient's immediate family; provided, however, that any such transfer is made for estate and/or tax planning purposes without consideration being received, or (B) to former spouses in transfers incident to a divorce. The Board may also permit other transferability, subject to any conditions and limitations that it imposes. No grant of awards under the RSU Plan entitles the holder to any rights of a holder of shares of Class B Common Stock, except upon delivery of share certificates upon settlement of an award, nor will any such grant be construed as giving the recipient the right to remain a member of the Board.

Amendment and Termination of the Plan

              The Board may at any time alter, amend, suspend or terminate the RSU Plan, in whole or in part. No amendment will be effective without stockholder approval if approval is required by law or under the rules of the NYSE or other principal stock exchange on which the Company's Class B Common Stock is then listed, and no alteration, amendment, suspension or termination may alter or affect the terms of any outstanding award without the consent of the affected recipient. A participant's consent will not be required, however if the Board determines that such alteration, amendment, suspension or termination of the Plan is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Director RSUs or Dividend Equivalents are not subject to federal, state or local income tax prior to settlement.

Tax Consequences

              Outside Directors generally will not recognize income when they are awarded Director RSUs or when dividend equivalents are credited on their behalf. Outside Directors will recognize ordinary income in an amount equal to the fair market value of the shares of Class B Common Stock that are delivered when their Director RSUs are settled. The Company will generally be entitled to a tax deduction in the same amount.

New Plan Benefits

              Only Outside Directors are eligible to receive awards of Director RSUs under the RSU Plan. Based on the closing price of the Class B Common Stock on March 31, 2005 of $34.83, the estimated annual benefit that the Company would expect to allocate to the Outside Directors (the Non-Executive Director Group) under the RSU Plan is $550,000, or 15,790 units. No officers or employees of the Company are eligible to participate in the RSU Plan; therefore, no benefit will accrue to such persons.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the approval of the Viacom Inc. 2005 RSU Plan for Outside Directors.

OTHER MATTERS

              In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower the Company's printing and postage costs, stockholders can elect to receive future Viacom proxy statements, annual reports and related materials electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit www.icsdelivery.com/viacom or select the "Sign up for Electronic Delivery of Stockholder Materials" link in the "Shareholder Info" section of the Company's website at www.viacom.com. You can always change your mind and resume receiving copies of these documents by mail by revisiting one of these websites and selecting "change/cancel existing enrollment."

              As of the date of this proxy statement, management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the proxy holders will act on those matters in accordance with their best judgment.

              In order for proposals by stockholders to be considered for inclusion in the proxy card and proxy statement relating to the 2006 Annual Meeting of Stockholders, such proposals must be received on or before December 16, 2005 at the principal executive offices of the Company at 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

By Order of the Board of Directors, MICHAEL D. FRICKLAS Secretary

The Company has sent or is sending (or, if requested, providing electronically) with this proxy statement a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and schedules thereto, to each of its stockholders as March 31, 2005 in lieu of a separate annual report. If you have not received your copy, the Company will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794. The Form 10-K is also available on Viacom's websitewww.viacom.com.

ANNEX A

VIACOM INC.
AUDIT COMMITTEE CHARTER

Purpose

              The Audit Committee is established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

              The Committee is responsible for assisting the Board's oversight of (1) the quality and integrity of the Company's financial statements and related disclosure, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

Composition

  1.
  Members.    The Committee shall consist of as many members as the Board, in consultation with the Committee itself, shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board, taking into account the recommendation of the Nominating and Governance Committee of the Board.

  2.
  Qualifications.    Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the New York Stock Exchange. The Committee shall have at least one member with financial expertise necessary to meet the requirements of the New York Stock Exchange and who either falls within the definition of "audit committee financial expert" as defined by the Securities and Exchange Commission or who, in the business judgment of the Board, is capable of serving the functions expected of such an audit committee financial expert.

  3.
  Chair.    The Chair of the Committee shall be elected by the Board, taking into account the recommendation of the Nominating and Governance Committee of the Board.

  4.
  Removal and Replacement.    The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board, taking into account the recommendation of the Nominating and Governance Committee of the Board.

Operations

  1.
  Meetings.    The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least six times per year. The Committee shall meet separately, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the general counsel, the internal auditors and the independent auditor. The Committee shall also meet separately with the independent auditor as frequently as either the Committee or the independent auditor shall request, but in any event at least four times each year. The Chair of the Committee will determine in advance of each meeting whether non-Committee members may attend the meeting. The Chair of the Committee shall also determine whether participation in the meeting by teleconference or videoconference will be permitted.

  2.
  Agenda.    The Chair of the Committee shall develop and approve the Committee's agenda, in consultation with other members of the Committee. Each member of the Board and members of management are free to suggest the inclusion of items on the agenda. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be provided to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

  3.
  Report to Board.    The Committee shall report regularly to the entire Board and shall submit to the Board the minutes of its meetings.

  4.
  Self-Evaluation; Assessment of Charter.    The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter annually and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications and Independence

  1.
  The Committee shall be directly responsible for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  2.
  The Committee shall have the sole authority to preapprove all audit services, including services relating to internal control over financial reporting, and permitted non-audit services to be provided by the independent auditor. The Committee shall also have the sole authority to preapprove all audit services to be provided by any accounting firm. The Committee may, at its discretion, form and delegate to subcommittees consisting of one or more members the authority to grant such preapprovals, provided that the decisions of such subcommittee shall be reported to the full Committee at least four times per year.

  3.
  The Committee shall obtain and review with the lead audit partner and, if the Committee deems it appropriate, a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental or professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Company. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

  4.
  The Committee shall review the experience, qualifications, rotation requirements and performance of the senior members of the independent auditor team.

  5.
  The Committee's policy on the Company's hiring of employees and former employees of the independent auditor is that the Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company's audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee (within the preceding three fiscal years) of the independent auditor for senior positions within the Company, regardless of whether that person was a member of the Company's audit team.

Financial Statements and Related Disclosure

  6.
  The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before the filing of the Company's Form 10-K and Form 10-Qs.

  7.
  The Committee shall discuss generally with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee (or a subcommittee thereof) shall review and discuss with management earnings press releases before they are issued.

  8.
  The Committee shall discuss with management and the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, including any significant changes in the Company's selection or application of accounting principles, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

  9.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  10.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

  11.
  The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Performance of the Internal Audit Function and Independent Auditors

  12.
  The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, the Committee shall review and advise on the appointment, replacement, reassignment, dismissal and compensation of the principal internal auditor.

  13.
  The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company's internal control over financial reporting, including reports regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and discuss the appropriate corrective action.

  14.
  The Committee shall review and discuss with management, the internal auditor and the independent auditor management's annual assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's reports on such assessment and the effectiveness of the Company's internal control over financial reporting.

  15.
  The Committee shall review and discuss the Company's policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements

  16.
  The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

  17.
  The Committee shall review with the general counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities.

  18.
  The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  19.
  The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act.

Funding

  20.
  The Company will provide the funding the Audit Committee determines is necessary to (i) compensate the independent auditor for the purpose of preparing or issuing an audit report or related work, (ii) compensate any advisors the Audit Committee determines to retain and (iii) pay for any ordinary administrative expenses that are necessary and appropriate for the Audit Committee to carry out its duties.

              The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to the Company's senior management and employees and all Company books, records and facilities. The Committee may retain outside counsel, auditors or other advisors, in its sole discretion.

Clarification of Audit Committee's Role

              The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

ANNEX B

VIACOM INC.
SENIOR EXECUTIVE
SHORT-TERM INCENTIVE PLAN

(Amended and Restated as of January 1, 2005)

ARTICLE I
GENERAL

Section 1.1    Purpose.

              The purpose of the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), by granting annual performance-based awards ("Awards") to reward selected senior executive officers of the Company and its subsidiaries and divisions for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future.

Section 1.2    Definitions.

              As used in the Plan, the following terms shall have the following meanings:

        (a)   "Award" shall have the meaning set forth in Section 1.1.

        (b)   "Board" shall mean the Board of Directors of the Company.

        (c)   "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

        (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder from time to time.

        (e)   "Committee" shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan. The Committee shall consist of at least two (2) individuals, each of whom shall be an "outside director" (or any successor standard thereto) within the meaning of Section 162(m) of the Code; provided, however, that if any such Committee member is found not to have met the qualification requirements of Section 162(m), any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

        (f)    "Company" shall have the meaning set forth in Section 1.1.

        (g)   "Earnings Per Share" shall have the meaning provided by GAAP.

        (h)   "EBITDA" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations.

        (i)    "Effective Date" shall have the meaning set forth in Section 4.10.

        (j)    "Equity Plan" means the Viacom Inc. 2004 Long-Term Management Incentive Plan and any successor or similar plan of the Company.

        (k)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

        (l)    "Fair Market Value" of a share of Class B Common Stock on a given date shall be, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company.

        (m)  "Free Cash Flow" shall mean the Company's Operating Income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures.

        (n)   "GAAP" shall mean generally accepted accounting principles in the United States.

        (o)   "Net Earnings" shall have the meaning provided in GAAP.

        (p)   "Net Earnings from Continuing Operations" shall have the meaning provided in GAAP.

        (q)   "Net Revenue" shall have the meaning provided by GAAP.

        (r)   "OIBDA" shall mean the Company's Operating Income before depreciation and amortization.

        (s)   "OIBDA Without Inter-Company Eliminations" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations.

        (t)    "Operating Income" shall have the meaning provided by GAAP.

        (u)   "Participant" shall mean any employee who has met the eligibility requirements set forth in Section 1.4 hereof and whom the Committee designates a participant under the Plan.

        (v)   "Performance Goals" shall mean the performance goals set forth in Section 2.2 from which the Committee shall establish performance targets for a given Performance Period.

        (w)  "Performance Period" shall mean a period of time over which performance is measured as determined by the Committee in its sole discretion.

        (x)   "Plan" shall have the meaning set forth in Section 1.1.

        (y)   "Revenue" shall have the meaning provided by GAAP.

        (z)   "Salary" for any Performance Period beginning on or after January 1, 2006 shall mean the sum of (i) the annual base salary of the Participant as in effect on the first day of the applicable Performance Period and (ii) an amount equal to the annual rate of compensation as in effect on the first day of the applicable Performance Period that the Participant is required to defer (if any) for the applicable Performance Period pursuant to an employment agreement or similar arrangement with the Company.

              "Salary" for any Performance Period ending on or before December 31, 2005 shall mean, (A) for any Participant hired on or before March 20, 2003, the sum of (i) the base salary of the Participant on March 20, 2003, and (ii) an amount equal to the annual rate of any compensation for such Performance Period deferred pursuant to the participant's employment agreement entered into on or before March 20, 2003 until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided that, if the employment agreement for the Participant expires or is no longer in effect for all or any part of a Performance Period, the Participant's Salary for such Performance Period shall mean the sum of (x) the base salary of the Participant on March 20, 2003, and (y) an amount equal to the annual rate of any compensation deferred pursuant to the Participant's employment agreement for the final Performance Period for which such agreement was in effect; and (B) for any Participant hired after March 20, 2003, the sum of (i) such participant's base salary on the date of hire, and (ii) an amount equal the annual rate of any compensation for the year of hire deferred pursuant to such Participant's employment agreement as in effect on his date of hire until no earlier than the year after the Participant ceases to be an executive officer of the Company; provided that the Salary for this purpose of a Participant hired after March 20, 2003 shall not exceed 1.5 times the highest Salary on March 20, 2003 for any Participant determined pursuant to clause (A) of this paragraph of Section 1.2(z).

        (aa) "Section 162(m)" shall mean Section 162(m) of the Code.

        (bb) "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

        (cc) "Target Awards" means the target established by the Committee for each Performance Period based on a multiple (either a fraction or a whole number multiple) of the Participant's Salary or a specified dollar amount.

Section 1.3    Administration of the Plan.

              The Plan shall be administered by the Committee which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.4 below.

Section 1.4    Eligible Persons.

              Awards may be granted only to employees of the Company or one of its subsidiaries at the level of Senior Vice President or at a more senior level who are designated by the Committee as Participants for a given Performance Period.

ARTICLE II
AWARDS

Section 2.1  Awards.

              The Committee may grant Awards to eligible employees with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

Section 2.2  Terms of Awards.

        (a)   The Committee shall determine in its sole discretion whether any employee of the Company shall have the opportunity to earn incentive compensation under this Plan during any Performance Period. If the Committee decides to offer such opportunity to one or more employees of the Company, then within the time period permitted or required under Section 162(m) for amounts payable hereunder to be considered "qualified performance based compensation", the Committee shall (i) establish the Performance Period, (ii) designate each Participant for the Performance Period, (iii) select from the list of Performance Goals set forth in this Section 2.2, the Performance Goal or Goals to be applicable to the Performance Period, (iv) establish specific performance targets related to such Performance Goals and (v) establish Target Awards for each Participant.

        (b)   For any Performance Period beginning on or after January 1, 2006, the Performance Goals from which the Committee shall establish performance targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: OIBDA, OIBDA Without Intercompany Eliminations, Operating Income, Free Cash Flow, Net Earnings, Net Earnings from Continuing Operations, Earnings Per Share, Revenue, Net Revenue, operating revenue, total shareholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured in terms of performance relative to selected peer companies or a market index.

              For any Performance Period ending on or before December 31, 2005, the Performance Goals from which the Committee shall establish performance targets shall relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: EBITDA, Operating Income, Free Cash Flow and Net Earnings for the Company.

Section 2.3  Limitation on Awards.

              The aggregate amount of all Awards granted under the Plan to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight (8), but in no event shall such amount exceed $51.2 million.

Section 2.4  Determination of Award.

              The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the performance targets have been achieved in the manner required by Section 162(m). If the performance targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason.

Section 2.5  Payment of Award.

              Subject to Section 2.6, such Awards may be paid, in whole or in part, in cash, in the form of grants of stock-based awards issued under the Equity Plan, or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, may impose. Such Awards shall be paid as promptly as practicable after the Committee certifies the applicable performance targets have been achieved. If the Committee determines that an Award shall be paid in the form of a stock-based award issued under the Equity Plan, then for purposes of determining the number of shares of Class B Common Stock subject to an Award, the Class B Common Stock shall be valued based on its Fair Market Value on the date such stock-based awards are granted. Where Awards are paid in property other than cash and Class B Common Stock, the value of such Awards, for purposes of the Plan, shall be determined by reference to the fair market value of the property on the date the Committee grants the award of such property. Notwithstanding anything in this Section 2.5 to the contrary, the Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 2.6  Employment Requirement.

              To be eligible to receive an Award, the Participant must have remained in the continuous employ of the Company or a Subsidiary during the Performance Period applicable to the Participant. If the Company or any Subsidiary terminates a Participant's employment other than for "cause", a Participant terminates his employment for "good reason" or a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall receive, unless his or her employment agreement provides otherwise, a pro rata portion of the amount of any Award for such Performance Period except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to the termination of such participant's employment, such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

ARTICLE III
ADJUSTMENT OF AWARDS

              In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event or any other extraordinary event occurs, or any other event or circumstance occurs which has the effect, as determined by the Committee in its sole and absolute discretion, of distorting the applicable Performance Goals, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of the applicable performance targets based on the Performance Goals, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.1  No Rights to Awards or Continued Employment.

              No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

Section 4.2  Restriction on Transfer.

              The rights of a Participant to receive Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

Section 4.3  Withholding.

              The Company, or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

Section 4.4  No Restriction on Right of Company to Effect Changes.

              The Plan shall not affect in any way the right or power of the Company or its stockholders or a Subsidiary to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a Subsidiary thereof or any other event or series of events, whether of a similar character or otherwise, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

Section 4.5  Source of Payments.

              The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 4.6  Amendment and Termination.

              The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such alteration, amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award; provided, however, that no such consent shall be required if the Committee determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or prudent pursuant to any change in applicable law, including without limitation, any changes made pursuant to Section 409A of the Code and any regulations, rulings and other regulatory guidance issued thereunder.

Section 4.7  Governmental Regulations.

              The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4.8  Headings.

              The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.9  Governing Law.

              The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 4.10  Effective Date.

              The Plan became effective as of January 1, 1994. The first amendment and restatement thereof became effective as of March 27, 1996. The second amendment and restatement became effective as of March 18, 1999. The third amendment and restatement thereof became effective as of May 25, 2000. The fourth amendment and restatement thereof became effective as of March 20, 2003. The fifth amendment and restatement thereof became effective as of January 1, 2005; provided, however, that it shall be a condition to the effectiveness of the fifth amendment and restatement of the Plan, that the stockholders of the Company approve the fifth amendment and restatement of the Plan at the 2005 Annual Meeting of Stockholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the fifth amendment and restatement of the Plan shall not be effective.

ANNEX C

VIACOM INC.
2005 RSU PLAN FOR OUTSIDE DIRECTORS
ARTICLE I
GENERAL

Section 1.1    Purpose.

              The purpose of the Viacom Inc. 2005 RSU Plan for Outside Directors (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or National Amusements, Inc. or their respective subsidiaries to serve as directors and to induce them to make a maximum contribution to the success of the Company and its subsidiaries.

Section 1.2    Definitions.

              As used in the Plan, the following terms shall have the following meanings:

        (a)   "Agreement" shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

        (b)   "Annual RSU Grant" shall have the meaning set forth in Section 2.1.

        (c)   "Award" shall mean any Director RSU or Dividend Equivalent.

        (d)   "Board" shall mean the Board of Directors of the Company.

        (e)   "Class B Common Stock" shall mean the shares of Class B Common Stock, par value $0.01 per share, of the Company.

        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder from time to time.

        (g)   "Company" shall have the meaning set forth in Section 1.1.

        (h)   "Director RSUs" shall mean a contractual right granted to a Participant pursuant to Article II to receive shares of Class B Common Stock, subject to the terms and conditions set forth in the Plan. Director RSUs shall be settled exclusively in Class B Common Stock, with fractional shares being payable in cash. Director RSUs include both the Initial RSU Grants and the Annual RSU Grants.

        (i)    "Dividend Equivalent" shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock as set forth in Article III below. Payment in respect of Dividend Equivalents upon settlement shall be in shares of Class B Common Stock except as set forth in Article III below.

        (j)    "Effective Date" shall mean the effective date of the Plan provided for in Article VII below.

        (k)   "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company.

        (l)    "Initial RSU Grant" shall have the meaning set forth in Section 2.1.

        (m)  "Outside Director" shall mean any member of the Board who is not an employee of the Company or National Amusements, Inc. or any of their respective Subsidiaries or a member of the immediate family of a member of the Board who is an employee of any of such companies.

        (n)   "Participant" shall mean any Outside Director to whom Awards have been granted under the Plan.

        (o)   "Plan" shall have the meaning set forth in Section 1.1.

        (p)   "Stock Option Plan" shall mean the Viacom Inc. 2000 Stock Option Plan for Outside Directors.

        (q)   "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

Section 1.3    Administration of the Plan.

              The Plan shall be administered by the members of the Board who are not Outside Directors and such Board members shall determine all questions of interpretation, administration and application of the Plan. Such Board members' determinations shall be final and binding in all matters relating to the Plan. The Board may authorize any officer of the Company to execute and deliver an Agreement on behalf of the Company to a Participant.

Section 1.4    Eligible Persons.

              Awards shall be granted only to Outside Directors.

Section 1.5    Class B Common Stock Subject to the Plan.

              Subject to adjustment in accordance with the provisions of Article IV hereof, the maximum number of shares of Class B Common Stock that may be issued under the Plan, when aggregated with the number of shares of Class B Common Stock that may be issued under the Stock Option Plan, shall be 1,000,000 shares. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. The settlement of any Awards under the Plan in any manner shall result in a decrease in the number of shares of Class B Common Stock which thereafter may be issued for purposes of this Section 1.5 by the number of shares issued upon such settlement. Shares of Class B Common Stock with respect to which Awards lapse, expire or are cancelled without being settled or are otherwise terminated may be regranted under the Plan.

ARTICLE II
RESTRICTED SHARE UNITS

Section 2.1    Grants of Restricted Share Units.

        (a)   On the date of the Company's 2005 Annual Meeting of Stockholders, each Outside Director elected on such date shall automatically be granted a number of Director RSUs determined by dividing (i) $55,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant (the "Initial RSU Grant"). The Initial RSU Grant is made in respect of the period from the date of the Company's 2005 Annual Meeting of Stockholders through January 31, 2006, and no person who is not elected as an Outside Director at the Company's 2005 Annual Meeting of Stockholders shall be entitled to receive the Initial RSU Grant. Thereafter, on January 31st of 2006 and each subsequent year, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $55,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant (an "Annual RSU Grant"). With respect to the Initial RSU Grant and each Annual RSU Grant, if the relevant date of grant is not a business day on which the Fair Market Value can be determined, then the Fair Market Value shall be determined as of the last business day preceding the relevant date of grant on which the Fair Market Value can be determined. The terms and conditions of the Director RSUs shall be set forth in an Agreement which shall be delivered to the Participants reasonably promptly following the relevant date of grant of such Director RSUs.

        (b)   An individual who is appointed or elected as an Outside Director other than on the date provided in Section 2.1(a) for the Initial RSU Grant or any subsequent Annual RSU Grant shall not be entitled to a prorated Award, but shall first become eligible to receive an Award under the Plan as of the date of the next Annual RSU Grant.

Section 2.2    Vesting.

              Director RSUs shall be settled only to the extent the Participant is vested therein. Subject to Section 2.3(b), the Initial RSU Grant and each Annual RSU Grant shall vest on the first anniversary of the relevant date of grant.

Section 2.3    Settlement of Restricted Share Units.

        (a)   Settlement. On the date on which Director RSUs vest, all restrictions contained in the Agreement covering such Director RSUs and in the Plan shall lapse as to such Director RSUs and the Director RSUs shall be payable in shares of Class B Common Stock, with any fractional shares payable in cash, and shall be evidenced in such manner as the Board in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Board, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws. Any fractional shares of Class B Common Stock to which a Participant becomes entitled shall not be settled by delivery of shares but instead shall be paid in cash, based on the Fair Market Value of the Class B Common Stock on the date of payment.

        (b)   Settlement in the Event of Termination of Services. If the services of a Participant as a director of the Company terminate for any reason the Participant shall forfeit all unvested Director RSUs as of the date of such event.

        (c)   Deferral of Settlement. Notwithstanding Section 2.3(a), a Participant may elect to defer settlement of any or all Director RSUs to a date subsequent to the vesting date of such Director RSUs, provided that, with respect to each Annual RSU Grant, such election to defer is made no later than December 31 of the taxable year prior to the year in which the Outside Director performs the services for which such Director RSUs are granted and, with respect to the Initial RSU Grant, such election to defer is made within 30 days of the date of the Company's 2005 Annual Meeting of Stockholders. Settlement of any deferred Director RSUs shall be made in a single distribution or three or five annual installments in accordance with the Participant's deferral election. The single distribution or first annual installment, as applicable, will be payable on the later of (i) six months following the date of the

Participant's termination of services on the Board for any reason or (ii) January 31 of the calendar year following the calendar year in which the Participant's services on the Board terminates for any reason.

ARTICLE III
DIVIDEND EQUIVALENTS

              The Participant shall be entitled to receive Dividend Equivalents on the Director RSUs in the event the Company pays a regular cash dividend with respect to the shares of Class B Common Stock. The Company shall maintain a bookkeeping record that credits the dollar amount of the Dividend Equivalents to a Participant's account on the date that it pays such regular cash dividend on the shares of Class B Common Stock. Dividend Equivalents shall accrue on the Director RSUs until the Director RSUs vest, at which time they shall be paid in shares of Class B Common Stock determined by dividing (i) the aggregate amount credited in respect of such Dividend Equivalents by (ii) the Fair Market Value on the vesting date, with any fractional shares resulting from this calculation paid in cash. Payment of Dividend Equivalents that have been credited to the Participant's account will not be made with respect to any Director RSUs that do not vest and are cancelled.

              In addition, if the Participant elects to defer settlement of the Director RSUs, such Director RSUs will continue to earn Dividend Equivalents on their deferred Director RSUs through the settlement date. All such Dividend Equivalents credited to the Participant's account with respect to deferred Director RSUs shall be converted, on the anniversary of the date on which the Director RSUs originally vested and on each anniversary thereof, as appropriate, until the Director RSUs are settled, into additional whole and/or fractional Director RSUs, based on the Fair Market Value of the Class B Common Stock on the respective dates. Such additional Director RSUs shall be deferred subject to the same terms and conditions as the Directors RSUs to which the Dividend Equivalents originally related.

ARTICLE IV
EFFECT OF CERTAIN CORPORATE CHANGES

              In the event of any merger, consolidation, stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off or spin-off that changes the character or amount of the shares of Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any outstanding Awards, (ii) the number and kind of securities subject to the Initial RSU Grant and the Annual RSU Grants referred to in Section 2.1, and (iii) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants. Adjustments under this Article shall be conducted in a manner consistent with any adjustments under the Stock Option Plan.

ARTICLE V
MISCELLANEOUS

Section 5.1    No Right to Re-election.

              Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 5.2    Restriction on Transfer.

              The rights of a Participant with respect to any Awards under the Plan shall not be transferable by the Participant to whom such Awards are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, provided, however, that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 5.3    Stockholder Rights.

              No grant of an Award under the Plan shall entitle a Participant, a Participant's estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of share certificates to a Participant, the Participant's estate or the permitted transferee upon settlement of an Award.

Section 5.4    No Restriction on Right of Company to Effect Corporate Changes.

              The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 5.5    Headings.

              The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 5.6    Governing Law.

              The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE VI
AMENDMENT AND TERMINATION

              The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, amend the provisions for determining the amount of Director RSUs to be issued to an Outside Director, provided, however, that any amendment which under the requirements of applicable law or under the rules of the New York Stock Exchange or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no alteration, amendment, suspension or termination of the Plan that would adversely affect a Participant's rights under the Plan with respect to any Award made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Director RSUs or Dividend Equivalents are not subject to federal, state or local income tax prior to settlement.

ARTICLE VII
EFFECTIVE DATE

              The Plan shall become effective as of the 2005 Annual Meeting of the Stockholders, provided that it is approved by the stockholders of the Company at such meeting. Unless earlier terminated in accordance with Article VI above, the Plan shall terminate on the fifth anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

VOTE BY MAIL Mark, sign and date this proxy card and return it in the enclosed postage prepaid envelope so that it is received prior to the Annual Meeting on May 26, 2005.
VIACOM INC. 1515 BROADWAY NEW YORK, NEW YORK 10036
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 25, 2005 (May 24, 2005 for participants in 401(k) plans). Have this proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE—1-800-690-6903
If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 25, 2005 (May 24, 2005 for participants in 401(k) plans). Have this proxy card in hand when you call and then follow the recorded instructions.

Your telephone or Internet vote authorizes the proxy holders to vote the shares represented by this proxy in the same manner as if you returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to return this proxy card.

DETACH PROXY HERE IF YOU ARE NOT VOTING BY TELEPHONE OR THE
INTERNET AND MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIACOM INC.

1.	Election of Directors
Nominees:
	01) George S. Abrams 02) David R. Andelman 03) Joseph A. Califano, Jr. 04) William S. Cohen 05) Philippe P. Dauman 06) Alan C. Greenberg	07) Charles E. Phillips, Jr. 08) Shari Redstone 09) Sumner M. Redstone 10) Frederic V. Salerno 11) William Schwartz 12) Robert D. Walter	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as independent auditor for Viacom Inc. fiscal year 2005.	☐	☐	☐
3.	Approval of the amended and restated Viacom Inc. Senior Executive Short-Term Incentive Plan.	☐	☐	☐
4.	Approval of the Viacom Inc. 2005 RSU Plan for Outside Directors.	☐	☐	☐

Please sign exactly as your name(s) appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting. If you check "yes", an admission ticket will be sent to you.	Yes ☐	No ☐
Please sign, date and return this proxy card in the enclosed postage prepaid envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Holder)	Date

P R O X Y

VIACOM INC.
1515 Broadway
New York, New York 10036
2005 Annual Meeting Proxy Card

        The undersigned hereby appoints SUMNER M. REDSTONE and MICHAEL D. FRICKLAS, and each of them, as proxy holders with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. represented by this proxy at the Annual Meeting of Stockholders to be held at the New York Marriott Marquis, 1535 Broadway (at 46th Street), Broadway Ballroom, 6th Floor, New York, New York at 2:00 p.m., Eastern Daylight Time, on Thursday, May 26, 2005, and at any adjournments or postponements thereof, on the matters set forth on the reverse side as more fully described in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

        You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote FOR matters (1), (2), (3) and (4). Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR matters (1), (2), (3) and (4). The proxy holders are directed to vote as specified on the reverse side hereof and in their discretion on all other matters.

        Attention participants in 401(k) plans:    If you hold shares of Viacom Inc. Class A Common Stock through Viacom's 401(k) plans, you should complete, sign and return this proxy card to instruct the trustee of the respective plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 24, 2005 so that the trustee of the plans (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of Viacom Inc. Class A Common Stock held in the Viacom 401(k) plans that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as shares held in the respective plan that are timely voted.

(Continued, and to be signed and dated on the reverse side.)

Viacom Inc. c/o ADP 51 Mercedes Way Edgewood, NY 11717
Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)